As filed with the Securities and Exchange Commission on March 12, 2002

                                                      Registration No. 333-44286
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                                                    -----------

                           Europe 2001 HOLDRSSM Trust
                      [Issuer with respect to the receipts]

               Delaware                                  6211                                13-5674085
    (State or other jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer Identification
    incorporation or organization)            Classification Code Number)                      Number)

                                   -----------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)
                                   -----------

                                   Copies to:

          Andrea L. Dulberg, Esq.                    Andrew B. Janszky, Esq.
            Corporate Secretary                        Shearman & Sterling
   Merrill Lynch, Pierce, Fenner & Smith               599 Lexington Avenue
               Incorporated                          New York, New York 10022
             250 Vesey Street                             (212) 848-4000
         New York, New York 10281
              (212) 449-1000
    (Name, address, including zip code,
   and telephone number, including area
        code, of agent for service)

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

================================================================================

PROSPECTUS

               [LOGO OF HOLDRS] Europe 2001 Holdrs Holding Company

                        1,000,000,000 Depositary Receipts

                           Europe 2001 HOLDRSSM Trust

          The Europe 2001 HOLDRSSM Trust issues Depositary Receipts called Europe 2001 HOLDRSSM representing your undivided beneficial ownership in the equity securities of a group of specified companies that, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, were among the largest European companies whose equity securities were listed for trading on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System, as measured in terms of worldwide market capitalization on November 14, 2000. The Bank of New York is the trustee. You only may acquire, hold or transfer Europe 2001 HOLDRS in a round-lot amount of 100 Europe 2001 HOLDRS or round-lot multiples. Europe 2001 HOLDRS are separate from the underlying deposited equity securities that are represented by the Europe 2001 HOLDRS. For a list of the names and the number of shares of the companies that make up a Europe 2001 HOLDR, see "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS" starting on page 10. The trust will issue the additional Europe 2001 HOLDRS on a continuous basis.

          Investing in Europe 2001 HOLDRS involves significant risks. See "Risk Factors" starting on page 5.

          Europe 2001 HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Europe 2001 HOLDRS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

          The Europe 2001 HOLDRS are listed on the American Stock Exchange under the symbol "EKH." On March 6, 2002 the last reported sale price of the Europe 2001 HOLDRS on the American Stock Exchange was $62.74.

                             ----------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ----------------------

                The date of this prospectus is March 12, 2002.

          "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

Summary........................................................................4
Risk Factors...................................................................5
Highlights of Europe 2001 HOLDRS..............................................10
The Trust.....................................................................19
Description of Europe 2001 HOLDRS.............................................19
Description of the Underlying Securities......................................20
Description of the Depositary Trust Agreement.................................22
United States Federal Income Tax Consequences.................................25
Erisa Considerations..........................................................28
Plan of Distribution..........................................................28
Legal Matters.................................................................29
Where You Can Find More Information...........................................29

                             ----------------------

          This prospectus contains information you should consider when making your investment decision. With respect to information about Europe 2001 HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Europe 2001 HOLDRS in any jurisdiction where the offer or sale is not permitted.

          The Europe 2001 HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Europe 2001 HOLDRS or of the underlying securities through an investment in the Europe 2001 HOLDRS.

                                     SUMMARY

          The Europe 2001 HOLDRS trust was formed under the depositary trust agreement, dated as of January 4, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Europe 2001 HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

          The trust currently holds equity securities issued by 49 specified companies that are currently listed on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market System. The New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market are collectively referred to in this prospectus as U.S. stock markets. At the time of the initial offering on January 17, 2001, the Europe 2001 HOLDRS consisted of equity securities of 49 of the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. See "Highlights of Europe 2001 HOLDRS--Reconstitution events" and "Highlights of Europe 2001 HOLDRS--Rights relating to the underlying securities" for a discussion of how equity securities of companies that are not the among the largest European companies whose equity securities are listed on a U.S. stock market are included in the trust. The number of shares of each company's equity securities held by the trust with respect to each round-lot of Europe 2001 HOLDRS is specified under "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS." The securities included in the Europe 2001 HOLDRS consist of American depositary shares, New York registered shares, global shares or ordinary shares and are collectively referred to in this prospectus as equity securities, the securities or the underlying securities.

          There are currently 49 companies included in the Europe 2001 HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Europe 2001 HOLDRS are separate from the underlying securities that are represented by the Europe 2001 HOLDRS. On March 6, 2002, there were 380,400 Europe 2001 HOLDRS outstanding.

                                  RISK FACTORS

          An investment in Europe 2001 HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Europe 2001 HOLDRS.

General Risk Factors

     o Loss of investment. Because the value of Europe 2001 HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Europe 2001 HOLDRS if the underlying securities decline in value.

     o Discount trading price. Europe 2001 HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Europe 2001 HOLDRS or other corporate events, such as mergers, a Europe 2001 HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Europe 2001 HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily consisting of the European companies with the largest market capitalization. At the time of the initial offering, the companies included in the Europe 2001 HOLDRS were among the largest European companies whose securities are traded on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000. One or more of the companies whose equity securities are included in the Europe 2001 HOLDRS may no longer be one of the largest European companies whose securities are traded on a U.S. stock market. In addition, as a result of a merger, acquisition or stock distribution of one or more of the companies included in the Europe 2001 HOLDRS, the securities of a company that is not presently part of the Europe 2001 HOLDRS may be included in the Europe 2001 HOLDRS. In this case, the Europe 2001 HOLDRS may no longer consist solely of securities issued by European companies with the largest market capitalization and, as a result of mergers, acquisitions and stock distributions, the Europe 2001 HOLDRS may in the future include the securities of companies that are not European.

     o No investigation of underlying securities. The underlying securities initially included in the Europe 2001 HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of European issuers with securities traded on a U.S. stock market, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Europe 2001 HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     o Concentration of investment. As a result of market fluctuations, reconstitution events, distributions of securities by an underlying issuer or other events which may result in the distribution of securities from, or the inclusion of additional securities in, the Europe 2001 HOLDRS, an investment in Europe 2001 HOLDRS may represent a more concentrated investment in one or more of the underlying securities or one or more industries. A concentrated investment will reduce the diversification of the Europe 2001 HOLDRS and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Europe 2001 HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Europe 2001 HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Europe 2001 HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Europe 2001 HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Europe 2001 HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Europe 2001 HOLDRS, you will not be able to trade Europe 2001 HOLDRS and you will only be able to trade the underlying securities if you cancel your Europe 2001 HOLDRS and receive each of the underlying securities, even though there is trading in some of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Europe 2001 HOLDRS. If the Europe 2001 HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Europe 2001 HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Europe 2001 HOLDRS are delisted. There are currently 49 companies whose securities are included in the Europe 2001 HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Europe 2001 HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Europe 2001 HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Included in the Europe 2001 HOLDRS

     o The stock prices of some of the companies included in the Europe 2001 HOLDRS have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Europe 2001 HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the securities of some companies included in the Europe 2001 HOLDRS have been volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

          o    general market fluctuations;

          o    interest rate and currency fluctuations;

          o general political and economic conditions, in Europe and throughout the world;

          o actual or anticipated variations in companies' quarterly operating results;

          o announcements of technological innovations or new services offered by competitors of the companies included in the Europe 2001 HOLDRS;

          o    changes in financial estimates by securities analysts;

          o legal or regulatory developments affecting the companies included in the Europe 2001 HOLDRS or in the industries in which they operate;

          o announcements by competitors of the companies included in the Europe 2001 HOLDRS of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

          o    departures of key personnel;

          o sales of securities of companies included in Europe 2001 HOLDRS in the open market; and

          o    difficulty in obtaining additional financing.

          In addition, the trading prices of some of the companies included in the Europe 2001 HOLDRS have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many of the underlying securities are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the publics' perception of the prospects of the underlying companies, generally, could depress their securities' prices regardless of the companies' results. Other broad market and industry factors may decrease the price of the underlying securities, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of these equity securities. For example, there can be no assurance that the terrorist attacks of September 11, 2001 on the United States or any future terrorist attacks or other acts of war will not have a negative effect on the market price of these equity securities.

          As a result of fluctuations in the trading prices of the companies included in the Europe 2001 HOLDRS, the trading price of Europe 2001 HOLDRS has fluctuated significantly. The initial offering price of a Europe 2001 HOLDR on January 17, 2001 was $98.25 and during 2001, the price of a Europe 2001 HOLDR reached a high of $98.13 and a low of $49.75.

     o The international operations of the companies included in the Europe 2001 HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Europe 2001 HOLDRS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

          o    general economic, social and political conditions;

          o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          o differing tax rates, tariffs, exchange controls or other similar restrictions;

          o    currency fluctuations;

          o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

          o reduction in the number or capacity of personnel in international markets.

     o It may be impossible to initiate legal proceedings or enforce judgments against many of the companies included in the Europe 2001 HOLDRS. The companies included in the Europe 2001 HOLDRS were incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on the companies included in the Europe 2001 HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

     o Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Europe 2001 HOLDRS. Holders of American depositary shares, including those included in the Europe 2001 HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     o Some of the underlying securities included in the Europe 2001 HOLDRS are not U.S. shares or American depositary shares and, as a result, may be subject to different procedures relating to the repayment of taxes and the activities of the transfer agent. The securities of some companies included in the Europe 2001 HOLDRS are subject to withholding tax on dividends and distributions. Some companies may not have special arrangements in place for refunding these withheld taxes. In such case, the holders of these securities will have to independently apply to a foreign tax authority for repayment of withheld taxes. In addition, some of the companies included in the Europe 2001 HOLDRS may also have a non-U.S. transfer agent and may hold the securities outside of the United States. Non-U.S. transfer agents are not subject to procedures that govern the activities of transfer agents in the United States.

     o The primary trading market of most of the underlying securities of Europe 2001 HOLDRS are not U.S. stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the market price of the Europe 2001 HOLDRS. In some cases, the trading volume of some of the underlying securities on a U.S. stock exchange is or may become limited. A low trading volume or liquidity of any of the underlying securities on U.S. stock exchange may adversely affect the market price of an underlying security and of the Europe 2001 HOLDRS.

     o Exchange rate fluctuations could adversely affect the market price of the underlying securities included in the Europe 2001 HOLDRS and the value of the dividends paid by those companies. The result of operations and the financial position of some of the companies underlying Europe 2001 HOLDRS are reported in local currencies. Exchange rate fluctuations between these currencies and the U.S. dollar may adversely affect the market price of the U.S. exchange listed security and the Europe 2001 HOLDRS. In addition, any dividends that are declared, if any, will likely be set in terms of a currency other than U.S. dollars. As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by many of the companies included in the Europe 2001 HOLDRS.

     o Companies whose securities are included in the Europe 2001 HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose securities are included in the Europe 2001 HOLDRS. Companies whose securities are included in Europe 2001 HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose securities are included in the Europe 2001 HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, or delay their introduction of new products and services. Any of these actions may reduce the market price of stocks in the software industry.

     o Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the technology and telecommunications industries and are subject to the risks associated with an investment in companies in those industries. The valuations of many technology and telecommunications companies are extraordinarily high based on conventional valuation standards, such as price to earnings and price to sales ratios. As a result, the valuations of companies in these industries, and the trading prices for their stock, may not be sustained. In addition, a company which operates in these industries is exposed to other risks which include the following:

          o the need to keep pace with rapid technological change in order to remain competitive and to prevent the obsolescence of their products and services;

          o    an inability to adequately protect proprietary rights;

          o changes in the regulatory environment in which telecommunications companies operate could affect their ability to offer new or existing products and services; and

          o the need to create and employ new technologies and to offer new services derived from these new technologies to remain competitive.

          An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of technology and telecommunications companies included in the Europe 2001 HOLDRS.

     o Many of the companies included in the Europe 2001 HOLDRS are companies which are involved in the healthcare industry and are subject to the additional risks associated with an investment in companies in this industry. The stock prices of companies involved in the healthcare industry are subject to wide fluctuations in response to a variety of factors including:

          o announcements of technological innovations or new commercial products;

          o    developments in patent or proprietary rights;

          o    government regulatory initiatives;

          o government regulatory approval processes for product testing and commercialization; and

          o public concern as to the safety or other implications of healthcare products and services.

          An investment in the Europe 2001 HOLDRS may also be particularly vulnerable to these additional risks because of the significant number of healthcare companies included in the Europe 2001 HOLDRS.

                        Highlights of Europe 2001 HOLDRS

          This discussion highlights information regarding Europe 2001 HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Europe 2001 HOLDRS.

Issuer..............................    Europe 2001 HOLDRS Trust.

The trust...........................    The Europe 2001 HOLDRS Trust was formed
                                        under the depositary trust agreement,
                                        dated as of January 4, 2001 among The
                                        Bank of New York, as trustee, Merrill
                                        Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Europe 2001 HOLDRS. The
                                        trust is not a registered investment
                                        company under the Investment Company Act of 1940.

Initial depositor...................    Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee.............................    The Bank of New York, a New York state-
                                        chartered banking organization, is the
                                        trustee and receives compensation as set forth in the depositary trust agreement.
                                        The trustee is responsible for receiving deposits of underlying securities and delivering Europe 2001 HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Europe 2001 HOLDRS.

Purpose of Europe 2001 HOLDRS.......    Europe 2001 HOLDRS are designed to
                                        achieve the following:

                                        Diversification. Europe 2001 HOLDRS are
                                        designed to allow you to diversify your
                                        investments by holding the equity
                                        securities of companies that are among
                                        the largest European companies with
                                        securities traded on a U.S. stock
                                        market, through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities. At the time
                                        of the initial offering on January 17,
                                        2001, the Europe 2001 HOLDRS consisted
                                        of the equity securities of 49 specified companies that were among the largest European companies whose equity securities were listed for trading on a U.S. stock market, as measured by worldwide market capitalization on November 14, 2000.

                                        Flexibility. The beneficial owners of
                                        Europe 2001 HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities represented by the Europe 2001 HOLDRS, and can cancel their Europe 2001 HOLDRS to receive each of the underlying securities represented by the Europe 2001 HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Europe 2001 HOLDRS in the secondary
                                        market are expected to be less than
                                        separately buying
                                        and selling each of the underlying
                                        securities in a traditional brokerage
                                        account with transaction-based charges.

Trust assets.........................   The trust holds the equity securities
                                        issued by specified companies that, when initially selected, were among the largest European companies with equity securities traded on a U.S. stock market, as measured in terms of worldwide market capitalization on
                                        November 14, 2000. Except when a
                                        reconstitution event, distribution of
                                        securities by an underlying issuer or
                                        other event occurs, the underlying
                                        securities will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement--Distributions" and
                                        "--Reconstitution events." There are
                                        currently 49 companies included in the
                                        Europe 2001 HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Europe 2001 HOLDRS...............   The trust has issued, and may continue
                                        to issue Europe 2001 HOLDRS that
                                        represent an undivided beneficial
                                        ownership interest in the shares of
                                        U.S.-traded securities that are held by
                                        the trust on your behalf. The Europe
                                        2001 HOLDRS themselves are separate from the underlying securities that are represented by the Europe 2001 HOLDRS.

                                        The following table provides:

                                        o    the names of the 49 issuers of the
                                             underlying securities currently
                                             represented by the Europe 2001
                                             HOLDRS,

                                        o    the stock ticker symbols,

                                        o    the share amounts currently
                                             represented by a round-lot of 100
                                             Europe 2001 HOLDRS, and

                                        o    the principal U.S. market on which
                                             the underlying securities are
                                             traded.

                                                                         Primary
                                                                           U.S.
                                                           Share         Trading
  Name of Company                         Ticker          Amounts         Market
  -------------------------------         ------          -------        -------
  AGEON N.V.                                AEG               5            NYSE
  Alcatel*                                  ALA               3            NYSE
  Amdocs Limited                            DOX               3            NYSE
  ARM Holdings p.l.c.*                     ARMHY              8           NASDAQ
  ASM International N.V.                   ASMI              13           NASDAQ

                                                                        Primary
                                                                           U.S.
                                                           Share         Trading
  Name of Company                         Ticker          Amounts         Market
  -------------------------------         ------          -------        -------
  ASML Holding N.V.                        ASML               7           NASDAQ
  AstraZeneca p.l.c.*                       AZN               4            NYSE
  Autonomy Corporation p.l.c.*             AUTN               6           NASDAQ
  Aventis S.A.*                             AVE               2            NYSE
  AXA*                                      AXA               3            NYSE
  Bookham Technology p.l.c.*               BKHM              12           NASDAQ
  BP p.l.c.*                                BP                4            NYSE
  Business Objects S.A.*                   BOBJ               4.5         NASDAQ
  Cable & Wireless p.l.c.*                  CWP               4            NYSE
  DaimlerChrysler AG                        DCX               4            NYSE
  Deutsche Telekom AG*                      DT                5            NYSE
  Diageo p.l.c.*                            DEO               5            NYSE
  Elan Corporation, p.l.c.*                 ELN               4            NYSE
  LM Ericsson Telephone Company*           ERICY             16           NASDAQ
  GlaxoSmithKline p.l.c.*                   GSK               6            NYSE
  Infineon Technologies AG*                 IFX               5            NYSE
  ING Groep N.V.*                           ING               2            NYSE
  IONA Technologies p.l.c.*                IONA               3           NASDAQ
  Jazztel p.l.c.*                          JAZZ              11           NASDAQ
  Koninklijke Philips Electronics N.V.      PHG               5            NYSE
  KPNQuest N.V.                            KQIP               8           NASDAQ
  Millicom International Cellular S.A.*    MICC               6           NASDAQ
  Nokia Corp.*                              NOK               5            NYSE
  Novartis AG*                              NVS               5            NYSE
  Qiagen N.V.                              QGENF              6           NASDAQ
  Repsol YPF, S.A.*                         REP              11            NYSE
  Royal Dutch Petroleum Company             RD                3            NYSE
  Ryanair Holdings p.l.c.* (1)             RYAAY              8           NASDAQ
  SAP AG*                                   SAP               4            NYSE
  Scottish Power p.l.c.*                    SPI               7            NYSE
  Serono S.A.*                              SRA               9            NYSE
  Shire Pharmaceuticals Group p.l.c.*      SHPGY              4           NASDAQ
  Smartforce p.l.c.*                       SMTF               6           NASDAQ
  Sonera Group p.l.c.*                     SNRA               9           NASDAQ
  STMicroelectronics N.V.                   STM               4            NYSE
  Telefonica S.A.*                          TEF               3.121        NYSE
  Terra Networks, S.A.*                    TRLY              15           NASDAQ
  Total Fina Elf S.A.*                      TOT               3            NYSE
  UBS AG                                    UBS               1            NYSE
  Unilever N.V.                             UN                3            NYSE
  United Pan-Europe Communications N.V.*   UPCOY             13           NASDAQ
  Vivendi Universal*                         V                3            NYSE
  Vodafone Group p.l.c.*                    VOD               6            NYSE

                                                                        Primary
                                                                           U.S.
                                                           Share         Trading
  Name of Company                         Ticker          Amounts         Market
  -------------------------------         ------          -------        -------
  WPP Group p.l.c.*                        WPPGY              3           NASDAQ


  -----------------------------

  * The securities of this non-U.S. company trade in the United States as American depositary shares. Please see "Risk Factors" and "Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

  (1) Ryanair Holdings p.l.c. paid a 2-for-1 stock split on its common stock payable to shareholders of record on December 6, 2001. Ryanair Holdings began trading on a split-adjusted basis on December 7, 2001. As of February 19, 2002, the share amount of Ryanair Holdings represented by a round-lot of 100 Europe 2001 HOLDRS is 8.


                                        At the time of the initial offering on
                                        January 17, 2001, the companies whose
                                        securities were included in the Europe
                                        2001 HOLDRS at the time Europe 2001
                                        HOLDRS were originally issued were
                                        considered to be among the largest
                                        European companies with equity
                                        securities traded on a U.S. stock
                                        market, measured in terms of worldwide
                                        market capitalization on November 14,
                                        2000. The market capitalization of a
                                        company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade or
                                        surrender Europe 2001 HOLDRS in a
                                        round-lot of 100 Europe 2001 HOLDRS and
                                        round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

                                        The number of outstanding Europe 2001
                                        HOLDRS will increase and decrease as a
                                        result of in- kind deposits and
                                        withdrawals of the underlying
                                        securities. The trust will stand ready
                                        to issue additional Europe 2001 HOLDRS
                                        on a continuous basis when an investor
                                        deposits the required number of
                                        securities with the trustee.

Purchases............................   You may acquire Europe 2001 HOLDRS in
                                        two ways:

                                        o  through an in-kind deposit of the
                                           required number of securities of
                                           the underlying issuers with the
                                           trustee, or

                                        o  through a cash purchase in the
                                           secondary trading market.

Issuance and
cancellation fees...................    If you wish to create Europe 2001 HOLDRS
                                        by delivering to the trust the requisite securities represented by a round-lot of 100 Europe 2001 HOLDRS, The Bank of New
                                        York as trustee will charge you an
                                        issuance fee of up to $10.00 for each
                                        round-lot of 100 Europe 2001 HOLDRS. If
                                        you wish to cancel your Europe 2001
                                        HOLDRS and withdraw your underlying
                                        securities, The Bank of New York as
                                        trustee will charge you a cancellation
                                        fee of up to $10.00 for each round-lot
                                        of 100 Europe 2001 HOLDRS.

Commissions.........................    If you choose to deposit underlying
                                        securities in order to receive Europe
                                        2001 HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees........................    The Bank of New York, as trustee and as
                                        custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Europe 2001 HOLDRS, to be
                                        deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Europe
2001 HOLDRS.........................    You have the right to withdraw the
                                        underlying securities upon request by
                                        delivering a round- lot or integral
                                        multiple of a round-lot of Europe 2001
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Europe
                                        2001 HOLDRS would otherwise require the
                                        delivery of a fractional share, the
                                        trustee will sell the fractional share
                                        in the market and the trust, in turn,
                                        will deliver cash in lieu of such
                                        fractional share. Except with respect to the right to vote for dissolution of the trust, the Europe 2001 HOLDRS themselves will not have voting rights.

Rights relating to the
underlying securities...............    Europe 2001 HOLDRS represents your
                                        beneficial ownership of the underlying
                                        securities. Owners of Europe 2001 HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Europe 2001
                                        HOLDRS. These include the right to
                                        instruct the trustee to vote the
                                        underlying securities or you may attend
                                        shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Europe 2001 HOLDRS and the right to surrender Europe 2001
                                        HOLDRS to receive the underlying
                                        securities. Europe 2001 HOLDRS does not
                                        change your beneficial ownership in the
                                        underlying securities under United
                                        States federal securities laws,
                                        including sections 13(d) and 16(a) of
                                        the Exchange Act. As a result, you have
                                        the same obligations to file insider
                                        trading reports that you would have if
                                        you held the underlying securities
                                        outside of Europe 2001 HOLDRS. However,
                                        due to the nature of Europe 2001 HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Europe 2001 HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                        A holder of Europe 2001 HOLDRS is not a
                                        registered owner of the underlying
                                        securities. In order to become a
                                        registered owner, a holder of Europe
                                        2001 HOLDRS would need to surrender
                                        their Europe 2001 HOLDRS, pay the
                                        applicable fees and expenses, receive
                                        all of the underlying securities and
                                        follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        You retain the right to receive any
                                        reports and communications that the
                                        issuers of underling securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Europe 2001 HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Europe 2001 HOLDRS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underling securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, and may be disposed of or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Europe 2001 HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Europe 2001 HOLDRS (and pay the
                                        applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your Europe
                                        2001 HOLDRS. For specific information
                                        about obtaining your underlying
                                        securities, you should read the
                                        discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement--Withdrawal of underlying
                                        securities."

Ownership rights in fractional
shares in the underlying
securities.........................     As a result of distributions of
                                        securities by companies included in the
                                        Europe 2001 HOLDRS or other corporate
                                        events, such as mergers, a Europe 2001
                                        HOLDR may represent an interest in a
                                        fractional share of an underlying
                                        security. You are entitled to receive
                                        distributions proportionate to your
                                        fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Europe 2001 HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 Europe 2001 HOLDRS are outstanding and each Europe 2001 HOLDR represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Europe 2001 HOLDRS. If 50,000 holders of Europe 2001 HOLDRS vote their underlying securities "yes" and 50,001 vote "no", there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events..............     The depositary trust agreement provides
                                        for the automatic distribution of
                                        underlying securities from the Europe
                                        2001 HOLDRS to you in the following four circumstances:

                                        A. If an issuer of underlying securities
                                           no longer has a class of securities
                                           registered under section 12 of the
                                           Securities Exchange Act of 1934, then
                                           its securities will no longer be an
                                           underlying security and the trustee
                                           will distribute the shares of that
                                           company to the owners of the Europe
                                           2001 HOLDRS.

                                        B. If the SEC finds that an issuer of
                                           underlying securities should be
                                           registered as an investment company
                                           under the Investment Company Act of
                                           1940, and the trustee has actual
                                           knowledge of the SEC finding, then
                                           the trustee will distribute the
                                           shares of that company to the owners
                                           of the Europe 2001 HOLDRS.

                                        C. If the underlying securities of an
                                           issuer cease to be outstanding as a
                                           result of a merger, consolidation,
                                           corporate combination or other event,
                                           the trustee will distribute the
                                           consideration paid by and received
                                           from the acquiring company or the
                                           securities received in exchange for
                                           the securities of the underlying
                                           issuer whose securities cease to be
                                           outstanding to the beneficial owners
                                           of Europe 2001 HOLDRS, unless the
                                           consideration received consists of
                                           securities that are listed for
                                           trading on a U.S. national
                                           securities exchange or through the
                                           Nasdaq National Market System. In
                                           this case, the securities received
                                           will be treated as additional
                                           underlying securities and will be
                                           deposited into the trust.

                                        D. If an issuer's underlying securities
                                           are delisted from trading on a U.S.
                                           national securities exchange or
                                           through the Nasdaq National Market
                                           System and are not listed for trading
                                           on another U.S. national securities
                                           exchange or through the Nasdaq
                                           National Market System within five
                                           business days from the date the
                                           securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the Europe
                                        2001 HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distribution of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

Termination events.................     A. The Europe 2001 HOLDRS are delisted
                                           from the American Stock Exchange and
                                           are not listed for trading on another
                                           U.S. national securities exchange or
                                           through the Nasdaq National Market
                                           System
                                           within five business days from the
                                           date the Europe 2001 HOLDRS are
                                           delisted.

                                        B. The trustee resigns and no successor
                                           trustee is appointed within 60 days
                                           from the date the trustee provides
                                           notice to Merrill Lynch, Pierce,
                                           Fenner & Smith Incorporated, as
                                           initial depositor, of its intent to
                                           resign.

                                        C. 75% of beneficial owners of
                                           outstanding Europe 2001 HOLDRS vote
                                           to dissolve and liquidate the trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities to you as promptly as
                                        practicable after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States Federal
income tax consequences...........      The United States federal income tax
                                        laws will treat a U.S. holder of Europe
                                        2001 HOLDRS as directly owning the
                                        underlying securities. The Europe 2001
                                        HOLDRS themselves will not result in any U.S. federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing...........................      The Europe 2001 HOLDRS are listed on the
                                        American Stock Exchange under the symbol
                                        "EKH." On March 6, 2002, the last
                                        reported sale price of the Europe 2001
                                        HOLDRS on the American Stock Exchange
                                        was $62.74.

Trading...........................      Investors are only able to acquire,
                                        hold, transfer and surrender a round-lot of 100 Europe 2001 HOLDRS. Bid and ask prices, however, are quoted per single
                                        Europe 2001 HOLDR.

Clearance and settlement..........      Europe 2001 HOLDRS have been issued in
                                        book-entry form. Europe 2001 HOLDRS are
                                        evidenced by one or more global
                                        certificates that the trustee has
                                        deposited with The Depository Trust
                                        Company, referred to as DTC. Transfers
                                        within DTC will be in accordance with
                                        DTC's usual rules and operating
                                        procedures. For further information see
                                        "Description of Europe 2001 HOLDRS."

                                    THE TRUST

          General. This discussion highlights information about the Europe 2001 HOLDRS Trust. You should read this information and information about the depositary trust agreement, as well as the depositary trust agreement before you purchase Europe 2001 HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

          The Europe 2001 HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of January 4, 2001. The Bank of New York is the trustee. The Europe 2001 HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

          The Europe 2001 HOLDRS trust is intended to hold deposited shares for the benefit of owners of Europe 2001 HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

                        DESCRIPTION OF EUROPE 2001 HOLDRS

          The trust has issued Europe 2001 HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Europe 2001 HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

          You may only acquire, hold, trade and surrender Europe 2001 HOLDRS in a round-lot of 100 Europe 2001 HOLDRS and round-lot multiples. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Europe 2001 HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS.

          Europe 2001 HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS."

          Beneficial owners of Europe 2001 HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Europe 2001 HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Europe 2001 HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

          The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Europe 2001 HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Europe 2001 HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Europe 2001 HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement--Withdrawal of underlying securities."

          Europe 2001 HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Europe 2001 HOLDRS are available only in book-entry form. Owners of Europe 2001 HOLDRS hold their Europe 2001 HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

          Selection criteria. The underlying securities of the Europe 2001 HOLDRS were, when the Europe 2001 HOLDRS were initially issued on January 17, 2001, the equity securities of a group of specified companies which, at the time of selection, were among the largest European companies whose securities are traded on a U.S. stock market, as measured in terms of worldwide market capitalization on November 14, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

          Due to distributions of securities by underlying issuers, reconstitution events or other events, one or more of the issuers of the underlying securities may no longer have a market capitalization which ranks among the European companies with the largest market capitalization whose securities are traded on a U.S. stock market. In this case, the Europe 2001 HOLDRS may consist of securities issued by European companies that do not have the largest market capitalization. In addition, as a result of a reconstitution event or a distribution of securities, the securities of a non-European company may be included in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

          Underlying securities. For a list of the underlying securities represented by Europe 2001 HOLDRS, please refer to "Highlights of Europe 2001 HOLDRS--The Europe 2001 HOLDRS." If the underlying securities change because of a reconstitution event or as a result of a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

          No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Europe 2001 HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their affiliates.

          General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

          The following table and graph set forth the composite performance of all of the underlying securities currently represented by a single Europe 2001 HOLDR, measured at the close of the business day on July 27, 2000, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month through February 2002. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

2000                             Value
----                             -----
July 27..................        126.56
July 31..................        123.70
August 31................        126.99
September 29.............        111.76
October 31...............        104.58
November 30..............         87.29
December 29..............         89.70


2001                             Value
----                             -----
January 31..................      96.51
February 28.................      82.38
March 30....................      72.15
April 30....................      81.17
May 31......................      76.62
June 29.....................      72.72
July 31.....................      70.76
August 31...................      66.31
September 28................      55.11
October 31..................      59.23
November 30.................      63.39
December 31.................      65.26


2002                            Value
----                            -----
January 31..................     61.91
February 28.................     59.14


                                  [line graph]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

          General. The depositary trust agreement, dated as of January 4, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Europe 2001 HOLDRS, provides that Europe 2001 HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

          The trustee. The Bank of New York serves as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. In addition, The Bank of New York acts as depositary for some foreign issuers whose American depositary shares are included in the Europe 2001 HOLDRS.

          Issuance, transfer and surrender of Europe 2001 HOLDRS. You may create and cancel Europe 2001 HOLDRS only in round-lots of 100 Europe 2001 HOLDRS. You may create Europe 2001 HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Europe 2001 HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Europe 2001 HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Europe 2001 HOLDRS, the trust may require a minimum of more than one round-lot of 100 Europe 2001 HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Europe 2001 HOLDRS. Similarly, you must surrender Europe 2001 HOLDRS in integral multiples of 100 Europe 2001 HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Europe 2001 HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

          Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

          Under the depositary trust agreement, any beneficial owner of Europe 2001 HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Europe 2001 HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

          Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Europe 2001 HOLDRS if such securities are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

          You will be obligated to pay any tax or other charge that may become due with respect to Europe 2001 HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

          Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

          Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

          Withdrawal of underlying securities. You may surrender your Europe 2001 HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Europe 2001 HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Europe 2001 HOLDRS.

          Further issuances of Europe 2001 HOLDRS. The depositary trust agreement provides for further issuances of Europe 2001 HOLDRS on a continuous basis without your consent.

          Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

          A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

          B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Europe 2001 HOLDRS.

          C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Europe 2001 HOLDRS, unless the consideration received is securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In this case, the securities received will be treated as additional underlying securities and will be deposited into the trust.

          D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

          To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event. However, any distributions of securities that are listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System will be deposited into the trust and will become part of the Europe 2001 HOLDRS.

          Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Europe 2001 HOLDRS will surrender their Europe 2001 HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Europe 2001 HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Europe 2001 HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Europe 2001 HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

          If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

          Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Europe 2001 HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Europe 2001 HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Europe 2001 HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Europe 2001 HOLDRS.

          Issuance and cancellation fees. If you wish to create Europe 2001 HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS. If you wish to cancel your Europe 2001 HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Europe 2001 HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

          Commissions. If you choose to create or cancel Europe 2001 HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

          Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Europe 2001 HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Europe 2001 HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

          Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286 temporarily relocated to 1 Wall Street, New York, NY 10286.

          Governing law. The depositary trust agreement and the Europe 2001 HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

          Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Europe 2001 HOLDRS.

          The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

          The following is a summary of the U.S. federal income tax consequences relating to the Europe 2001 HOLDRS for:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in the United States or under the laws of the United States;

     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

          This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Europe 2001 HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address Europe 2001 HOLDRS held by a foreign partnership or other foreign flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

          The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Europe 2001 HOLDRS

          A receipt holder purchasing and owning Europe 2001 HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Europe 2001 HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

          A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Europe 2001 HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Europe 2001 HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Europe 2001 HOLDRS. Similarly, with respect to sales of Europe 2001 HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Europe 2001 HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

          The distribution of any securities by the trust upon the surrender of Europe 2001 HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

          The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Europe 2001 HOLDRS will reduce the amount realized with respect to the underlying securities.

          A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

          With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

          If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

          Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

          Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, it is expected that holders of Europe 2001 HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Europe 2001 HOLDRS will have to independently apply to a foreign tax authority for a refund of withheld taxes.

          Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). To our knowledge, none of the foreign issuers of the underlying securities is currently a PFIC and none anticipate becoming a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

          Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

          If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Europe 2001 HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

          A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

          With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

          A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

          A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Europe 2001 HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

          Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

          Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 30.5% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

          The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

          The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

          Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

          Any plan fiduciary which proposes to have a plan acquire Europe 2001 HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Europe 2001 HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

          In accordance with the depositary trust agreement, the trust issued Europe 2001 HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Europe 2001 HOLDRS. The trust delivered the initial distribution of Europe 2001 HOLDRS against deposit of the underlying securities in New York, New York on approximately January 17, 2001.

          Investors who purchase Europe 2001 HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

          Members of the selling group have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Europe 2001 HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Europe 2001 HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

          Legal matters, including the validity of the Europe 2001 HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of Europe 2001 HOLDRS, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Europe 2001 HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

          Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Europe 2001 HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

          The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

          Since the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

          The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Europe 2001 HOLDRS. This prospectus relates only to Europe 2001 HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Europe 2001 HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Europe 2001 HOLDRS have been publicly disclosed.

                                     ANNEX A

          This annex forms an integral part of the prospectus.

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1997, 1998, 1999, 2000, 2001 and 2002. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 11. The foreign stock market or markets on which the equity securities of the foreign issuers included in the Europe 2001 HOLDRS, if any, are listed are described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                                AEGON N.V. (AEG)

          AGEON N.V. is an international insurance and financial services company. AGEON provides life insurance, pension and related savings and investment products. AGEON is also involved in accident and health insurance, property and casualty insurance and it also has some banking activities. AGEON primarily operates in the United States, the United Kingdom, The Netherlands, Hungary and Spain. AGEON's products are offered through independent intermediaries and financial advisers, financial institutions, brokers, direct marketing and business partners. New York registered shares of AGEON included in the Europe 2001 HOLDRS are traded through the New York Stock Exchange. Shares of AGEON also trade on the Amsterdam, Frankfurt, London, Tokyo and Zurich stock exchanges.


              Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January         15.47 January       23.69 January       55.34 January      36.38 January       37.35 January       23.50
February        16.72 February      28.14 February      52.31 February     34.81 February      34.93 February      21.60
March           17.34 March         30.33 March         44.94 March        40.25 March         29.24
April           18.13 April         33.22 April         47.56 April        36.19 April         33.93
May             18.47 May           39.66 May           40.56 May          36.13 May           26.77
June            17.52 June          43.25 June          36.97 June         35.63 June          28.40
July            18.97 July          45.88 July          38.06 July         38.50 July          27.78
August          18.56 August        42.75 August        43.40 August       39.25 August        30.20
September       19.92 September     39.00 September     43.25 September    37.13 September     26.10
October         19.88 October       43.69 October       45.97 October      40.38 October       25.08
November        21.25 November      53.00 November      45.06 November     40.63 November      26.60
December        22.41 December      61.13 December      47.75 December     41.44 December      26.77

          The closing price on March 6, 2002 was $23.70.

                                  ALCATEL (ALA)

          Alcatel provides telecommunications equipment and systems. Alcatel's interaction management products are designed to extend the capabilities of a company's Internet, computer, telecommunications and database systems. Alcatel's product categories include portable telephones, ADSL modems, customer solutions, solutions for service providers, solutions for enterprises and technologies. American depositary receipts evidencing American depositary shares of Alcatel are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Alcatel also trade on the Paris, Amsterdam, Antwerp, Basel, Brussels, Frankfurt, Geneva, Stockholm, Tokyo and Zurich stock exchanges, as well as through the European Association of Securities Dealers Automated Quotation System.

               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          20.63 January       26.06 January       23.00 January      40.06 January       58.50 January       15.39
February         20.50 February      26.19 February      21.69 February     47.25 February      38.72 February      13.69
March            23.75 March         38.00 March         22.81 March        43.12 March         28.76
April            22.25 April         36.25 April         24.31 April        45.13 April         32.46
May              22.75 May           43.25 May           23.69 May          54.56 May           25.27
June             25.25 June          40.69 June          28.38 June         66.50 June          20.74
July             27.00 July          39.38 July          30.88 July         73.13 July          17.40
August           24.63 August        30.00 August        30.94 August       82.75 August        15.60
September        26.56 September     17.00 September     27.75 September    62.88 September     11.60
October          24.31 October       22.00 October       30.69 October      62.38 October       14.93
November         24.75 November      25.88 November      38.00 November     50.50 November      18.01
December         25.31 December      24.44 December      45.00 December     55.94 December      16.55

          The closing price on March 6, 2002 was $15.76.

                              AMDOCS LIMITED (DOX)

          Amdocs Limited designs, develops, markets and supports information system software products and related services for the communications and Internet industries. Amdocs products are primarily related to customer care, billing and order management systems. Amdocs products support a range of communications services including wireline, wireless, cable television, broadband, electronic commerce and Internet services. Amdocs also offers a range of directory sales and publishing systems to publishers of both traditional yellow and white page directories and electronic Internet directories. Ordinary shares of Amdocs, included in the Europe 2001 HOLDRS, are traded through the New York Stock Exchange.


               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January       21.75 January      53.19 January       78.31 January      36.25
February          *    February       *    February      24.38 February     74.19 February      65.01 February     28.25
March             *    March          *    March         21.63 March        74.00 March         47.90
April             *    April          *    April         26.88 April        67.69 April         58.90
May               *    May            *    May           22.94 May          61.94 May           61.80
June              *    June          15.13 June          22.75 June         76.75 June          53.85
July              *    July          13.69 July          26.63 July         67.19 July          45.07
August            *    August         9.00 August        26.25 August       71.44 August        38.30
September         *    September     11.31 September     21.00 September    62.38 September     26.65
October           *    October       13.00 October       27.88 October      64.81 October       26.11
November          *    November      15.38 November      35.19 November     54.13 November      33.07
December          *    December      17.13 December      34.50 December     66.25 December      33.97

          The closing price on March 6, 2002 was $28.40.

                           ARM HOLDINGS P.L.C. (ARMHY)

          ARM Holdings p.l.c. designs microprocessors and related technology and software and sells development systems. ARM licenses and sells its technology and products to electronics companies. Its products are used in a variety of electronics products, including automotive, consumer entertainment, digital imaging, industrial, networking, security, storage and wireless applications. American depositary receipts evidencing American depositary shares of ARM are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of ARM also trade on the London International Stock Exchange.

               Closing           Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *   January        *    January        4.00 January      37.79 January       23.06 January       14.35
February          *   February       *    February       5.78 February     46.73 February      13.25 February      11.95
March             *   March          *    March          6.63 March        35.55 March         13.75
April             *   April          2.02 April          6.50 April        31.75 April         15.70
May               *   May            1.78 May            5.84 May          25.88 May           14.52
June              *   June           3.06 June           6.98 June         32.88 June          11.90
July              *   July           3.09 July           9.48 July         34.31 July          12.35
August            *   August         2.55 August         8.43 August       40.88 August        12.43
September         *   September      2.25 September      9.40 September    32.94 September     10.55
October           *   October        2.35 October       16.95 October      30.00 October       15.40
November          *   November       2.70 November      29.60 November     18.31 November      16.27
December          *   December       3.01 December      38.30 December     22.56 December      15.59


          The closing price on March 6, 2002 was $13.80.

                          ASM INTERNATIONAL N.V. (ASMI)

          ASM International N.V. is engaged in the research, development, manufacture, marketing and servicing of equipment and materials used to produce semiconductor devices, including solutions for wafer processing, assembly and packaging. ASM's production equipment and solutions are used by both the front-end and back-end segments of the semiconductor market. Front-end equipment performs various fabrication processes to create the silicon wafer. Back-end equipment separates these processed wafers into numerous individual pieces and assembles, packages and tests the pieces to create semiconductor devices. New York registered shares of ASM included in the Europe 2001 HOLDRS are traded through the Nasdaq National Market System. Shares of ASM also trade on the Amsterdam Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          15.31 January       10.16 January        5.69 January      25.25 January       19.00 January       18.88
February         13.63 February      12.19 February       5.00 February     32.63 February      13.50 February      21.37
March            11.50 March         11.13 March          3.63 March        29.00 March         17.69
April            13.13 April         11.06 April          4.69 April        34.50 April         25.10
May              13.00 May            9.75 May            5.19 May          25.88 May           22.13
June             10.94 June           8.00 June           7.44 June         26.50 June          19.85
July             13.75 July           8.38 July           8.00 July         26.00 July          22.65
August           13.13 August         5.81 August         7.38 August       25.13 August        21.47
September        20.13 September      4.50 September      8.38 September    17.50 September     11.50
October          12.06 October        4.00 October        8.41 October      16.06 October       15.91
November         10.56 November       5.50 November      16.25 November     11.38 November      14.81
December          8.69 December       5.25 December      23.00 December      9.31 December      19.51

          The closing price on March 6, 2002 was $23.98.

                            ASML HOLDING N.V. (ASML)

          ASML Holding N.V. is a technology company engaged in the development, production, marketing and servicing of advanced semiconductor processing equipment. These systems are essential in the fabrication of modern integrated circuits. On May 22, 2001 ASML merged with Silicon Valley Group Inc. As a result of this merger, ASML became a multi-product company whose portfolio expanded from strictly imaging tools to include photo resist processing tracks and thermal equipment. New York registered shares of ASML, included in the Europe 2001 HOLDRS, are traded through the Nasdaq National Market System. Shares of ASML also trade through the Nasdaq National Market System and on the Amsterdam Stock Exchange.



               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           6.09 January       11.58 January       15.50 January      40.98 January       28.50 January       18.95
February          5.54 February      15.56 February      13.21 February     42.71 February      21.19 February      20.35
March             6.25 March         15.41 March         15.00 March        37.25 March         21.69
April             6.63 April         15.27 April         13.00 April        40.00 April         27.07
May               8.71 May           12.77 May           14.71 May          35.56 May           23.26
June              9.75 June           9.69 June          19.79 June         44.13 June          22.25
July             13.50 July           9.56 July          20.25 July         39.75 July          20.47
August           14.17 August         5.88 August        21.04 August       38.13 August        18.18
September        16.46 September      5.23 September     22.35 September    32.31 September     11.21
October          12.21 October        8.50 October       24.21 October      27.81 October       14.39
November         10.42 November       9.44 November      31.21 November     20.44 November      17.41
December         11.25 December      10.17 December      37.92 December     22.56 December      17.05

          The closing price on March 6, 2002 was $23.55.

                            ASTRAZENECA P.L.C. (AZN)

          AstraZeneca p.l.c. is a biosciences company involved in the research, development, manufacture and marketing of pharmaceutical, agricultural and specialty chemical products and the supply of healthcare services. AstraZeneca's research and products focus on several areas, including cancer, cardiovascular, the central nervous system, gastrointestinal, infection, pain control, anesthesia and respiratory. American depositary receipts evidencing American depositary shares of AstraZeneca are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of AstraZeneca also trade on the London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          28.75 January       39.69 January       47.00 January      38.00 January       44.41 January       46.99
February         29.33 February      44.31 February      41.06 February     33.13 February      46.25 February      50.98
March            28.33 March         43.83 March         47.06 March        40.50 March         48.25
April            30.13 April         43.88 April         39.25 April        42.13 April         47.52
May              30.54 May           41.38 May           39.38 May          42.06 May           47.82
June             33.08 June          43.88 June          39.19 June         46.50 June          46.75
July             33.29 July          38.81 July          36.75 July         42.75 July          50.45
August           31.83 August        36.50 August        39.38 August       45.56 August        48.50
September        32.54 September     35.00 September     42.25 September    52.56 September     46.70
October          31.79 October       39.13 October       45.75 October      47.69 October       45.11
November         32.06 November      42.00 November      44.50 November     51.44 November      45.45
December         36.00 December      44.88 December      41.75 December     51.50 December      46.60

          The closing price on March 6, 2002 was $50.34.

                       AUTONOMY CORPORATION P.L.C. (AUTN)

          Autonomy Corporation p.l.c. develops and markets software for automating the management, processing and delivery of information to and from sources across the Internet and other digital mediums, such as mobile phones. Autonomy's software products allow for the automation of a range of tasks, such as categorizing information by subject matter, inserting hypertext links to related material and profiling users of the Internet, which enables the automatic delivery of large volumes of personalized information. American depositary receipts evidencing American depositary shares of Autonomy are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Autonomy also trade through the European Association of Securities Dealers Automated Quotation System.

               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January       *    January       31.06 January        4.90
February          *    February       *    February       *    February      *    February      19.50 February       4.70
March             *    March          *    March          *    March         *    March         10.19
April             *    April          *    April          *    April         *    April          8.95
May               *    May            *    May            *    May          35.50 May            6.54
June              *    June           *    June           *    June         41.00 June           6.00
July              *    July           *    July           *    July         48.00 July           4.36
August            *    August         *    August         *    August       63.00 August         4.55
September         *    September      *    September      *    September    55.00 September      3.65
October           *    October        *    October        *    October      50.00 October        4.17
November          *    November       *    November       *    November     32.94 November       4.96
December          *    December       *    December       *    December     26.88 December       5.35

          The closing price on March 6, 2002 was $5.40.

                               AVENTIS S.A. (AVE)

          Aventis S.A. develops, manufactures and markets products and services related to the health and nutrition industry. Aventis is primarily involved in the fields of prescription drugs, vaccines, therapeutic proteins, diagnostics, crop sciences and animal health and nutrition. American depositary receipts evidencing American depositary shares of Aventis are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Aventis also trade on the Paris Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          33.38 January       46.13 January       51.69 January      54.00 January       79.33 January       69.99
February         35.00 February      46.19 February      46.00 February     52.00 February      80.76 February      74.15
March            33.25 March         50.38 March         44.00 March        54.00 March         76.85
April            33.88 April         49.50 April         47.13 April        56.25 April         76.90
May              32.25 May           55.00 May           46.88 May          63.94 May           74.58
June             41.63 June          56.19 June          46.31 June         72.56 June          79.89
July             43.13 July          54.00 July          48.38 July         75.50 July          77.00
August           37.88 August        46.00 August        48.56 August       74.75 August        73.00
September        40.44 September     41.75 September     51.25 September    75.31 September     75.09
October          42.25 October       46.69 October       55.50 October      72.06 October       73.15
November         44.88 November      50.00 November      61.56 November     78.44 November      69.51
December         44.19 December      50.25 December      56.88 December     84.25 December      71.00

          The closing price on March 6, 2002 was $72.20.

                                    AXA (AXA)

          AXA is a financial services company that focuses on insurance and asset management. AXA's operating business segments include life and savings, property and casualty, international insurance (including reinsurance), asset management and other financial services. AXA's primary operations are in western Europe, North America and the Asia- Pacific region. AXA is engaged in investment banking in the United States. American depositary receipts evidencing American depositary shares of AXA are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of AXA also trade on the Paris Stock Exchange and the London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January        16.75  January      20.60  January      36.50  January     32.41  January       34.38 January     18.63
February       16.82  February     24.19  February     33.25  February    31.47  February      31.16 February    18.44
March          16.38  March        25.88  March        33.13  March       35.85  March         29.25
April          15.50  April        29.07  April        31.97  April       38.38  April         39.25
May            15.82  May          28.69  May          29.25  May         36.63  May           28.35
June           15.82  June         28.41  June         31.16  June        39.78  June          28.17
July           16.44  July         33.72  July         29.53  July        37.88  July          28.97
August         15.97  August       27.16  August       31.32  August      35.16  August        27.55
September      16.97  September    22.25  September    31.91  September   32.35  September     19.60
October        17.16  October      28.44  October      34.88  October     33.22  October       21.78
November       17.88  November     32.07  November     33.41  November    35.00  November      21.42
December       19.50  December     36.13  December     35.50  December    35.91  December      21.02

          The closing price on March 6, 2002 was $20.85.

                        BOOKHAM TECHNOLOGY P.L.C. (BKHM)

          Bookham Technology p.l.c. provides integrated optical circuits and modules to telecommunications and network systems. Bookham designs, manufactures and markets components based on silicon chips that generate, detect, route and control light signals in fiber-optic telecommunication networks. American depositary receipts evidencing American depositary shares of Bookham are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Bookham also trade on the London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *   January        *    January        *    January       *    January       15.44 January        1.78
February          *   February       *    February       *    February      *    February       7.88 February       1.51
March             *   March          *    March          *    March         *    March          4.50
April             *   April          *    April          *    April        52.00 April          5.06
May               *   May            *    May            *    May          48.69 May            6.03
June              *   June           *    June           *    June         59.25 June           2.90
July              *   July           *    July           *    July         62.75 July           2.35
August            *   August         *    August         *    August       61.75 August         2.20
September         *   September      *    September      *    September    42.88 September      1.28
October           *   October        *    October        *    October      33.69 October        1.75
November          *   November       *    November       *    November     12.44 November       2.25
December          *   December       *    December       *    December     13.13 December       2.45

          The closing price on March 6, 2002 was $1.71.

                                 BP P.L.C. (BP)

          BP p.l.c. develops and markets oil and petroleum products throughout the world and is involved in exploration, oil field development and the manufacture of petroleum-based chemical products. BP's main businesses include oil and natural gas exploration, pipeline transportation, gas processing and gas marketing, oil supply and trading, refining and marketing and petrochemical manufacturing and marketing. American depositary receipts evidencing American depositary shares of BP are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of BP also trade on the London International Stock Exchange and on the French, German, Swiss and Japanese stock exchanges.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          35.41 January       40.16 January       40.56 January      53.75 January       51.50 January       46.72
February         33.09 February      41.34 February      42.50 February     47.06 February      49.60 February      49.55
March            34.31 March         43.03 March         50.50 March        53.25 March         49.62
April            34.41 April         47.25 April         56.59 April        51.00 April         54.08
May              36.22 May           44.22 May           53.59 May          54.56 May           53.39
June             37.44 June          44.13 June          54.25 June         56.56 June          49.85
July             41.22 July          40.13 July          57.94 July         52.31 July          49.42
August           42.31 August        36.56 August        55.92 August       55.25 August        50.88
September        45.41 September     43.59 September     55.41 September    53.00 September     49.17
October          43.88 October       44.25 October       57.75 October      50.94 October       48.34
November         41.50 November      46.06 November      60.94 November     47.44 November      44.17
December         39.84 December      45.38 December      59.31 December     47.88 December      46.51

          The closing price on March 6, 2002 was $51.65.

                          BUSINESS OBJECTS S.A. (BOBJ)

          Business Objects S.A. is a provider of business intelligence solutions. Business Objects develops, markets and supports electronic commerce software and services for client-server environments, intranets, extranets and the Internet. Business Objects' software allows organizations to access, analyze and share information internally and externally. American depositary receipts evidencing American depositary shares of Business Objects are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Business Objects also trade on the Paris Stock Exchange.

               Closing            Closing             Closing            Closing               Closing             Closing
    1997       Price     1998     Price      1999     Price     2000      Price       2001     Price      2002     Price
January           4.80 January        3.19 January       11.50 January      44.88   January       48.63 January      40.30
February          3.89 February       4.70 February      12.08 February     76.58   February      39.45 February     38.12
March             3.75 March          5.05 March          9.89 March        66.33   March         30.88
April             3.00 April          6.30 April          7.81 April        65.75   April         36.20
May               3.20 May            5.64 May            9.58 May          53.33   May           31.91
June              3.75 June           5.63 June          12.17 June         58.75   June          23.60
July              2.75 July           4.95 July          15.05 July         63.00   July          28.30
August            2.63 August         2.95 August        14.88 August       76.33   August        25.07
September         3.38 September      4.17 September     19.67 September    75.38   September     19.50
October           4.20 October        5.61 October       24.00 October      52.53   October       27.41
November          3.38 November       6.33 November      29.50 November     41.25   November      33.60
December          3.45 December      10.83 December      44.55 December     37.75   December      33.80

          The closing price on March 6, 2002 was $42.65.

                          CABLE & WIRELESS P.L.C. (CWP)

          Cable & Wireless p.l.c. provides integrated communications and is a global carrier of communications traffic, including Internet, data, voice and video communications. Cable & Wireless also offers broadband data, cable television and fixed and mobile voice services. Cable & Wireless primarily operates in North America, Europe and the Asia-Pacific region. American depositary receipts evidencing American depositary shares of Cable & Wireless are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Cable & Wireless also trade on The London International Stock Exchange and on the Frankfurt Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          22.50 January       29.06 January       43.25 January      63.25 January       40.05 January       11.73
February         24.25 February      33.25 February      40.56 February     64.63 February      33.19 February       9.35
March            23.75 March         37.75 March         36.94 March        56.00 March         20.60
April            23.13 April         35.13 April         42.13 April        49.38 April         21.95
May              25.13 May           34.69 May           38.25 May          49.63 May           20.26
June             27.94 June          36.88 June          39.63 June         50.06 June          18.00
July             30.06 July          38.88 July          36.00 July         52.56 July          14.96
August           26.63 August        28.38 August        34.63 August       55.25 August        14.85
September        25.88 September     27.13 September     33.13 September    42.56 September     12.91
October          24.50 October       33.63 October       34.88 October      43.06 October       13.66
November         26.94 November      37.75 November      39.75 November     37.00 November      14.30
December         27.19 December      36.75 December      52.94 December     39.88 December      14.81

          The closing price on March 6, 2002 was $10.45.

                            DAIMLERCHRYSLER AG (DCX)

          DaimlerChrysler AG develops, manufactures and markets passenger cars, commercial vehicles, rail systems, automotive electronics and diesel engines. DaimlerChrysler also offers financial and information technology services. Global shares of DaimlerChrysler, included in the Europe 2001 HOLDRS, trade on the New York Stock Exchange. Shares of DaimlerChrysler also trade on the Frankfurt, Berlin, Bremen, Dusseldorf, Hamburg, Hanover, Munich, Stuttgart, Chicago, Pacific, Philadelphia, Montreal, Paris, Tokyo, Toronto and Swiss stock exchanges.

               Closing            Closing             Closing             Closin              Closing             Closing
    1997       Price     1998     Price      1999     Price      2000     Price      2001     Price      2002     Price
January         71.89  January       69.59 January      103.63 January       65.81 January       47.53 January       40.56
February        72.14  February      80.72 February      93.94 February      67.75 February      49.02 February      39.88
March           76.86  March         92.41 March         85.81 March         65.44 March         44.58
April           74.00  April        100.50 April         98.19 April         57.56 April         49.35
May             78.85  May           98.38 May           87.44 May           53.94 May           46.04
June            81.09  June          96.83 June          89.00 June          52.06 June          46.10
July            83.27  July         100.99 July          72.13 July          52.69 July          49.30
August          74.38  August        84.58 August        75.19 August        52.06 August        43.95
September       81.71  September     81.53 September     69.44 September     44.39 September     29.98
October         68.10  October       78.42 October       77.75 October       45.90 October       34.60
November        70.27  November      91.50 November      68.13 November      38.44 November      41.99
December        71.89  December      96.06 December      78.00 December      41.20 December      41.67

          The closing price on March 6, 2002 was $43.16.

                            DEUTSCHE TELEKOM AG (DT)

          Deutsche Telekom AG is a telecommunications company that offers a range of fixed-line voice telephony products and services. The company uses the information standard known as Integrated Services Digital Network (ISDN) to provide high-speed digital access lines and service lines to its customers. Deutsche Telekom AG also provides asymmetric digital subscriber lines and Internet products. The company's subsidiaries include telecommunications companies in the United Kingdom, France, Austria, Central and Eastern Europe, the United States and Asia. American depositary receipts evidencing American depositary shares of Deutsche Telekom are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Deutsche Telekom also trade on the Frankfurt, Berlin, Bremen, Dusseldorf, Hamburg, Hanover, Munich, Stuttgart, and Tokyo stock exchanges.

               Closing             Closing             Closing            Closing             Closing            Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price     2002      Price
January          18.63 January       17.50 January       45.25 January      69.63 January     33.34   January    14.81
February         19.38 February      20.00 February      45.63 February     84.31 February    24.57   February   14.09
March            21.88 March         22.06 March         40.44 March        80.25 March       23.19
April            21.50 April         26.31 April         38.75 April        67.50 April       25.71
May              22.75 May           27.25 May           39.56 May          61.75 May         21.00
June             24.13 June          27.50 June          42.25 June         56.75 June        22.45
July             23.38 July          29.56 July          40.44 July         43.50 July        21.71
August           20.06 August        24.00 August        44.38 August       38.94 August      15.55
September        19.06 September     29.44 September     41.81 September    34.25 September   15.50
October          19.44 October       27.25 October       46.00 October      38.19 October     15.50
November         20.44 November      28.31 November      56.88 November     32.31 November    16.91
December         18.63 December      32.75 December      71.00 December     29.25 December    16.90

          The closing price on March 6, 2002 was $15.33.

                               DIAGEO P.L.C. (DEO)

          Diageo p.l.c. develops, markets and distributes a wide range of consumer goods, including spirits, wine, beer and food products through its subsidiaries, including Guinness, United Distillers & Vintners and Burger King. American depositary receipts evidencing American depositary shares of Diageo are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Diageo also trade on the London International Stock Exchange.

               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          30.13 January       36.44 January       45.06 January      30.19 January       38.50 January       46.86
February         30.00 February      41.56 February      45.25 February     30.81 February      40.48 February      48.29
March            31.88 March         48.56 March         45.75 March        30.13 March         40.45
April            34.25 April         48.06 April         46.25 April        34.00 April         41.90
May              37.38 May           45.25 May           43.00 May          34.56 May           43.84
June             39.19 June          48.00 June          43.00 June         35.56 June          43.95
July             40.00 July          48.38 July          41.00 July         34.81 July          40.84
August           36.38 August        37.81 August        41.44 August       34.44 August        40.59
September        39.00 September     36.25 September     41.44 September    35.31 September     41.50
October          37.38 October       43.94 October       40.63 October      37.63 October       40.85
November         37.25 November      45.69 November      36.81 November     41.75 November      43.42
December         37.88 December      46.25 December      32.00 December     44.38 December      46.27

          The closing price on March 6, 2002 was $48.54.

                         ELAN CORPORATION, P.L.C. (ELN)

          Elan Corporation, p.l.c. is a pharmaceutical company focused on the discovery, development and marketing of therapeutic products and services in neurology, pain management, oncology, infectious diseases and dermatology Elan is also engaged in the development and commercialization of products using its drug delivery technologies. Elan's drug delivery technologies are designed to improve and control the absorption and utilization of active pharmaceutical compounds. American depositary receipts evidencing American depositary shares of Elan are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Elan also trade on the London International Stock Exchange and Irish Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          19.25 January       25.97 January       33.75 January      30.06 January       50.20 January       28.09
February         17.31 February      31.03 February      38.34 February     40.75 February      54.96 February      14.10
March            17.06 March         32.31 March         34.88 March        47.50 March         52.25
April            17.00 April         31.06 April         25.81 April        43.50 April         50.15
May              20.38 May           30.59 May           27.03 May          39.81 May           57.71
June             22.63 June          32.16 June          27.75 June         48.44 June          61.00
July             23.75 July          36.00 July          29.06 July         53.44 July          57.75
August           22.75 August        29.47 August        32.06 August       58.31 August        51.95
September        25.03 September     36.03 September     33.56 September    54.75 September     48.45
October          24.94 October       35.03 October       25.75 October      51.94 October       45.65
November         26.38 November      34.06 November      27.31 November     53.94 November      44.22
December         25.59 December      34.97 December      29.50 December     46.81 December      45.06

          The closing price on March 6, 2002 was $15.41.

                      LM ERICSSON TELEPHONE COMPANY (ERICY)

          LM Ericsson Telephone Company is engaged in international telecommunications, providing systems and products for fixed and mobile communications in public and private networks. Ericsson's range of telecommunication and data communication products includes systems and services for handling voice, data, images and text in public and private fixed-line and mobile networks, microelectronic components, defense systems electronics and telecommunications and power cables. American depositary receipts evidencing American depositary shares of Ericsson are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Ericsson also trade on the Stockholm Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           4.21 January        4.83 January        6.97 January      18.64 January     11.88   January      4.34
February          3.94 February       5.66 February       6.50 February     24.00 February     8.28   February     4.22
March             4.23 March          5.95 March          5.95 March        23.45 March        5.59
April             4.20 April          6.43 April          6.75 April        22.11 April        6.43
May               4.45 May            6.97 May            6.73 May          20.50 May          6.40
June              4.92 June           7.16 June           8.23 June         20.00 June         5.42
July              5.66 July           6.92 July           8.02 July         19.63 July         5.36
August            5.21 August         5.36 August         8.14 August       20.50 August       4.98
September         5.99 September      4.59 September      7.81 September    14.81 September    3.49
October           5.53 October        5.66 October       10.69 October      13.88 October      4.27
November          5.05 November       6.91 November      12.05 November     11.38 November     5.46
December          4.66 December       5.98 December      16.42 December     11.19 December     5.22

          The closing price on March 6, 2002 was $4.76.

                          GLAXOSMITHKLINE P.L.C. (GSK)

          GlaxoSmithKline p.l.c. is an international pharmaceutical company engaged in the creation, development, manufacturing and marketing of pharmaceutical products, vaccines, over-the-counter medicines and health-related consumer products. GlaxoSmithKline operates principally in two industry segments: pharmaceuticals and consumer healthcare. GlaxoSmithKline's product line includes antibiotic, antidepressant, gastrointestinal, dermatological, respiratory, cancer and cardiovascular medications. American depositary receipts evidencing American depositary shares of GlaxoSmithKline are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of GlaxoSmithKline also trade on the London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing            Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price     2002      Price
January          31.88 January       53.81 January       67.88 January      52.75 January     52.55   January    48.22
February         33.88 February      54.31 February      64.06 February     48.75 February    55.31   February   48.95
March            35.38 March         54.13 March         66.94 March        57.31 March       52.30
April            39.38 April         56.56 April         58.00 April        62.81 April       53.57
May              40.25 May           53.94 May           56.25 May          56.31 May         54.69
June             41.81 June          59.81 June          56.63 June         57.81 June        56.20
July             42.50 July          60.81 July          52.19 July         57.13 July        57.76
August           39.94 August        55.38 August        52.94 August       57.56 August      52.95
September        44.94 September     57.13 September     52.00 September    60.44 September   56.12
October          42.58 October       62.25 October       59.88 October      58.19 October     53.40
November         45.69 November      63.50 November      59.44 November     57.31 November    50.81
December         47.88 December      69.50 December      55.88 December     56.00 December    49.82

          The closing price on March 6, 2002 was $47.95.

                         INFINEON TECHNOLOGIES AG (IFX)

          Infineon Technologies AG designs, develops, manufactures and markets a broad range of semiconductors and complete system solutions for the automotive and industrial electronics industries. Infineon produces products for wireless communications, wireline communications, automotive and industrial applications, memory components, security and chip card applications. American depositary receipts evidencing American depositary shares of Infineon are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Infineon also trade on the Frankfurt Stock Exchange.

               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January       *    January       44.05 January       21.66
February          *    February       *    February       *    February      *    February      32.80 February      22.75
March             *    March          *    March          *    March        57.50 March         37.85
April             *    April          *    April          *    April        67.88 April         42.66
May               *    May            *    May            *    May          62.88 May           34.35
June              *    June           *    June           *    June         79.25 June          23.45
July              *    July           *    July           *    July         68.00 July          25.55
August            *    August         *    August         *    August       65.94 August        23.63
September         *    September      *    September      *    September    47.50 September     12.39
October           *    October        *    October        *    October      42.88 October       15.04
November          *    November       *    November       *    November     38.38 November      19.55
December          *    December       *    December       *    December     36.00 December      20.30

          The closing price on March 6, 2002 was $24.85.

                              ING GROEP N.V. (ING)

          ING Groep N.V. provides a range of insurance services, retail, commercial and investment banking services, asset management services and other related products and services. American depositary receipts evidencing American depositary shares of ING are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of ING also trade on the Amsterdam, Brussels, Frankfurt, Paris and Swiss stock exchanges.


               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January        19.00  January      22.82  January      29.60  January     25.53  January       38.28 January       25.25
February       19.38  February     26.60  February     27.97  February    25.78  February      34.70 February      23.77
March          19.38  March        28.47  March        27.47  March       27.50  March         32.55
April          19.94  April        33.63  April        30.69  April       27.47  April         34.50
May            22.06  May          34.13  May          26.82  May         30.16  May           32.42
June           23.19  June         32.69  June         27.50  June        33.75  June          32.94
July           24.60  July         37.44  July         25.44  July        33.63  July          32.51
August         22.03  August       27.25  August       27.44  August      33.72  August        31.68
September      22.97  September    21.94  September    27.38  September   32.94  September     26.70
October        20.82  October      24.69  October      29.57  October     34.60  October       24.86
November       20.38  November     28.19  November     28.25  November    35.88  November      26.01
December       21.16  December     31.10  December     30.50  December    40.07  December      25.45

          The closing price on March 6, 2002 was $25.51.

                         IONA TECHNOLOGIES P.L.C. (IONA)

          IONA Technologies p.l.c. provides software products that create enterprise portals or singular points of access on the Web. IONA's products enable companies to develop, integrate and manage network-based applications. IONA also provides consulting, training and technical support. American depositary receipts evidencing American depositary shares of IONA are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of IONA also trade on the Irish Stock Exchange.


               Closing              Closing             Closing            Closing             Closing             Closing
    1997       Price      1998      Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January       18.50 January       44.75 January      47.50 January       53.50 January       20.40
February         20.13 February      29.50 February      38.00 February     84.75 February      47.00 February      13.95
March            18.00 March         31.63 March         30.38 March        74.00 March         33.00
April            14.50 April         31.13 April         17.00 April        56.81 April         43.00
May              17.25 May           30.75 May           16.44 May          43.69 May           37.00
June             19.75 June          35.50 June          15.88 June         63.00 June          38.50
July             20.06 July          30.13 July          15.63 July         70.25 July          17.25
August           17.25 August        19.75 August        12.75 August       83.31 August        16.08
September        13.88 September     18.75 September     12.88 September    69.50 September      7.78
October          15.81 October       26.50 October       21.38 October      65.75 October       12.00
November         19.94 November      27.13 November      34.00 November     52.94 November      16.41
December         20.50 December      38.00 December      54.50 December     67.00 December      20.30

          The closing price on March 6, 2002 was $15.70.

                              JAZZTEL P.L.C. (JAZZ)

          Jazztel p.l.c. is a telecommunications and Internet service provider in Spain and Portugal that focuses on small and medium-sized businesses. Jazztel implements metropolitan area networks (MANs) in business districts with high density. MANs are fiber optic telecommunications networks that use synchronous digital hierarchy transmission technology. American depositary receipts evidencing American depositary shares of Jazztel are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Jazztel also trade through the European Association of Securities Dealers Automated Quotation System and on the Madrid Stock Exchange.

               Closing             Closing             Closing             Closing              Closing           Closing
    1997       Price      1998     Price      1999     Price     2000      Price       2001     Price    2002     Price
January           *    January        *    January        *    January      65.38   January       17.38  January       4.80
February          *    February       *    February       *    February    117.75   February      11.50  February      2.75
March             *    March          *    March          *    March        80.94   March          7.72
April             *    April          *    April          *    April        52.00   April          8.55
May               *    May            *    May            *    May          39.06   May            7.00
June              *    June           *    June           *    June         26.25   June           5.93
July              *    July           *    July           *    July         29.50   July           4.14
August            *    August         *    August         *    August       30.88   August         3.80
September         *    September      *    September      *    September    22.50   September      3.02
October           *    October        *    October        *    October      17.69   October        3.73
November          *    November       *    November       *    November     11.00   November       6.49
December          *    December       *    December      65.13 December     10.75   December       5.60

          The closing price on March 6, 2002 was $3.45.

                   KONINKLIJKE PHILIPS ELECTRONICS N.V. (PHG)

          Koninklijke Philips Electronics N.V. is the parent company of Philips, a technology company that develops, manufactures and markets products and services in the areas of lighting, consumer electronics and communications, domestic appliances and personal care, semiconductors, medical systems, business electronics and information technology. New York registered shares of Philips Electronics, included in the Europe 2001 HOLDRS, are traded on the New York Stock Exchange. Shares of Philips also trade on the London International Stock Exchange and on the Amsterdam, Paris, Zurich, Geneva, Basel, Frankfurt, Luxembourg, Brussels, Vienna and Antwerp stock exchanges.



               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January        10.06  January       17.17 January       18.77 January      38.08 January       38.20 January     27.35
February       11.59  February      20.08 February      17.94 February     49.36 February      32.64 February    25.46
March          11.44  March         18.92 March         21.75 March        44.16 March         26.70
April          13.78  April         23.94 April         21.94 April        46.00 April         30.80
May            14.44  May           24.52 May           22.20 May          45.55 May           27.70
June           18.53  June          21.88 June          26.00 June         48.94 June          26.44
July           21.08  July          21.05 July          26.06 July         46.33 July          57.63
August         18.45  August        15.45 August        26.50 August       49.31 August        26.77
September      21.66  September     13.75 September     26.03 September    42.50 September     19.30
October        20.20  October       14.23 October       26.78 October      39.94 October       22.55
November       17.27  November      16.31 November      30.80 November     32.81 November      27.06
December       15.59  December      17.44 December      34.80 December     36.50 December      29.11

          The closing price on March 6, 2002 was $29.15.

                              KPNQWEST N.V. (KQIP)

          KPNQwest N.V. is a European data communications and hosting company that provides carrier and corporate networking solutions, hosting and Internet services across fifteen countries in Europe. KPNQwest owns and operates the EuroRings, a fiber-optic backbone in Europe that connects 50 cities, and the KPNQwest CyberCentres, a network of ultra-secure hosting facilities. New York registered shares of KPNQwest, included in the Europe 2001 HOLDRS, trade on the Nasdaq National Market System. Shares of KPNQwest also trade on Amsterdam Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January      63.63 January       28.25 January        5.68
February          *    February       *    February       *    February     72.50 February      23.88 February       3.50
March             *    March          *    March          *    March        54.25 March         10.38
April             *    April          *    April          *    April        40.25 April         11.35
May               *    May            *    May            *    May          34.75 May           11.30
June              *    June           *    June           *    June         39.63 June          11.11
July              *    July           *    July           *    July         33.50 July           9.02
August            *    August         *    August         *    August       33.19 August         6.55
September         *    September      *    September      *    September    29.00 September      4.19
October           *    October        *    October        *    October      24.63 October        6.34
November          *    November       *    November      38.25 November     18.63 November       8.30
December          *    December       *    December      63.75 December     18.94 December       7.15

          The closing price on March 6, 2002 was $3.63.

                   MILLICOM INTERNATIONAL CELLULAR S.A. (MICC)

          Millicom International Cellular S.A. is involved in the telecommunications sector through investments in cellular telephone service operations, primarily in emerging markets in Asia, Latin America and Africa. Millicom also offers broadband communications, fixed and mobile telephony, data network and Internet services. American depositary receipts evidencing New York registered shares of Millicom, included in the Europe 2001 HOLDRS, are traded through the Nasdaq National Market System. Shares of Millicom also trade on the Luxembourg Stock Exchange.

               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          36.75 January       37.75 January       35.00 January      71.38 January       30.19 January     10.89
February         38.50 February      44.13 February      26.75 February     71.00 February      24.88 February     6.24
March            41.38 March         44.00 March         26.00 March        57.06 March         19.75
April            45.50 April         39.13 April         34.50 April        53.50 April         27.20
May              45.38 May           38.88 May           36.00 May          42.50 May           28.06
June             47.75 June          43.75 June          31.50 June         35.00 June          25.10
July             56.50 July          46.75 July          30.63 July         44.13 July          21.87
August           51.00 August        31.13 August        25.38 August       44.19 August        15.83
September        52.25 September     24.63 September     28.44 September    35.56 September     10.60
October          42.00 October       33.38 October       33.75 October      30.75 October       11.05
November         37.25 November      33.38 November      47.00 November     22.50 November       9.91
December         37.63 December      34.88 December      62.38 December     23.00 December      12.15

          The closing price on March 6, 2002 was $7.70.

                                NOKIA CORP. (NOK)

          Nokia Corp. is a manufacturer of mobile telephones and a supplier of mobile, fixed and Internet protocol networks and related services, as well as multimedia terminals. Nokia has two business groups, Nokia Networks and Nokia Mobile Phones, and also includes the Nokia Ventures Organization and the Nokia Research Center. Nokia Networks is a supplier of mobile, broadband, IP network infrastructure and related services. It also develops mobile Internet applications and solutions for operators and Internet service providers. Nokia Mobile Phone is a worldwide mobile phone manufacturer. Nokia Ventures Organization develops new ideas for the home environment and the corporate world. Nokia Research Center cooperates with Nokia business groups and with universities, research institutes and other corporations on technology research. American depositary receipts evidencing American depositary shares of Nokia are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki, Frankfurt, Paris, Stockholm and London stock exchanges.

               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           4.19 January        4.75 January       18.02 January      46.00 January     34.35   January     23.45
February          3.66 February       6.30 February      16.95 February     50.88 February    22.00   February    20.77
March             3.64 March          6.75 March         19.47 March        55.50 March       24.00
April             4.04 April          8.36 April         18.55 April        57.25 April       34.19
May               4.13 May            8.12 May           17.81 May          52.00 May         29.24
June              4.61 June           9.09 June          22.89 June         49.94 June        21.19
July              5.35 July          10.91 July          21.27 July         44.31 July        21.81
August            4.84 August         8.35 August        20.91 August       44.94 August      15.24
September         5.86 September      9.78 September     22.47 September    39.81 September   15.65
October           5.52 October       11.63 October       28.89 October      42.75 October     20.51
November          5.20 November      12.25 November      34.50 November     42.75 November    23.01
December          4.34 December      15.05 December      47.77 December     43.50 December    24.53

          The closing price on March 6, 2002 was $23.47.

                                NOVARTIS AG (NVS)

          Novartis AG is a pharmaceutical company that is primarily involved in healthcare, nutrition, and animal care. Novartis develops and sells prescription medicines and offers non-prescription medicines such as Maalox and TheraFlu and also offers the CIBA Vision brand of contact lenses and related products. Novartis sells nutritional products such as Ovaltine and Isostar. Novartis also provides pharmaceuticals for animal health. American depositary receipts evidencing American depositary shares of Novartis are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Prior to listing on the New York Stock Exchange on May 11, 2000, Novartis' American depositary receipts were traded in the United States in the over-the-counter market. Shares of Novartis also trade on the Swiss Stock Exchange and the London International Stock Exchange.

               Closing             Closing             Closing            Closing             Closing             Closing
    1997       Price      1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          28.81 January       43.00 January       46.88 January    30.86   January       42.83 January     34.63
February         28.81 February      45.75 February      43.56 February   31.83   February      42.67 February    37.96
March            30.69 March         44.25 March         40.38 March      34.19   March         39.33
April            33.00 April         41.33 April         36.75 April      35.00   April         39.15
May              34.75 May           42.41 May           36.13 May        36.88   May           38.38
June             40.03 June          41.69 June          37.00 June       40.00   June          36.15
July             40.06 July          41.75 July          35.88 July       38.56   July          35.02
August           35.52 August        37.00 August        35.88 August     37.81   August        36.47
September        38.56 September     40.13 September     36.88 September  38.69   September     38.92
October          39.27 October       44.88 October       37.41 October    38.38   October       37.63
November         40.03 November      47.06 November      38.95 November   40.56   November      35.76
December         40.62 December      49.00 December      36.63 December   44.75   December      36.50

          The closing price on March 6, 2002 was $37.38.

                               QIAGEN N.V. (QGENF)

          Qiagen N.V. produces and distributes biotechnology products for the separation, purification and handling of nucleic acids, which are used in drug screening and the development of genetic vaccinations. Qiagen's products are sold to academic research markets and to leading pharmaceutical and biotechnology companies. Qiagen also assembles and distributes robotic equipment to be used with their products. New York registered shares of Qiagen, included in the Europe 2001 HOLDRS, are traded through the Nasdaq National Market System. Shares of Qiagen also trade on the Frankfurt Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price      1998    Price      1999     Price     2000     Price      2001     Price      2002     Price
January           3.14 January        5.63 January        8.61 January      24.72 January       33.38 January       19.01
February          3.22 February       5.96 February       9.05 February     43.63 February      27.50 February      15.30
March             4.16 March          8.34 March          8.52 March        34.00 March         20.56
April             4.34 April          8.17 April          9.16 April        36.28 April         26.40
May               4.88 May            7.69 May            8.77 May          38.09 May           24.65
June              6.02 June           7.88 June           8.50 June         43.50 June          22.05
July              6.75 July           8.06 July           9.00 July         49.75 July          21.30
August            5.97 August         6.22 August        10.94 August       47.75 August        20.80
September         5.81 September      6.81 September     10.66 September    47.13 September     14.71
October           5.70 October        7.59 October       13.34 October      43.13 October       17.90
November          5.61 November       7.63 November      16.75 November     34.56 November      19.68
December          5.58 December       7.53 December      18.88 December     34.59 December      18.56

          The closing price on March 6, 2002 was $15.60.

                             REPSOL YPF, S.A. (REP)

          Repsol YPF, S.A. is involved in a variety of aspects of the petroleum business, including the exploration, development and production of crude oil and natural gas; the transport of oil and gas products; oil refining; the production of a wide range of petrochemicals; and the marketing of oil and gas products. American depositary receipts evidencing American depositary shares of Repsol are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Repsol also trade on the Madrid Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          13.21 January       14.23 January       18.10 January      19.00 January       17.23 January       12.04
February         12.67 February      14.83 February      17.50 February     19.13 February      17.01 February      12.24
March            13.58 March         16.96 March         17.08 March        21.31 March         17.78
April            13.96 April         18.23 April         16.50 April        20.63 April         18.26
May              14.04 May           18.25 May           18.00 May          21.06 May           18.09
June             14.15 June          18.33 June          20.31 June         19.81 June          16.66
July             13.38 July          17.90 July          20.69 July         18.88 July          16.52
August           13.13 August        14.65 August        20.88 August       19.81 August        16.91
September        14.46 September     14.06 September     19.94 September    18.31 September     14.56
October          14.17 October       16.67 October       20.50 October      15.94 October       14.51
November         14.38 November      18.71 November      21.75 November     16.38 November      14.30
December         14.19 December      18.21 December      23.25 December     16.13 December      14.53

          The closing price on March 6, 2002 was $13.08.

                       ROYAL DUTCH PETROLEUM COMPANY (RD)

          Royal Dutch Petroleum Company is a holding company which owns 60% of the companies comprising the Royal Dutch/Shell group of companies. The Royal Dutch/Shell group of companies was formed out of an alliance between Royal Dutch Petroleum and The "Shell" Transport and Trading Company, p.l.c. The companies primarily engage in the development and distribution of oil and natural gas and related products and services. The companies also have investments in chemicals, coal, solar energy and power generation businesses. Royal Dutch does not itself engage in operational activities and together with The "Shell" Transport and Trading Company, p.l.c. owns 100% of the outstanding shares of the companies included in the Royal Dutch/Shell group of companies. New York registered shares of Royal Dutch, included in the Europe 2001 HOLDRS, trade on the New York Stock Exchange. Shares of Royal Dutch Petroleum also trade on the London International Stock Exchange and on the Brussels, Frankfurt, Geneva, Basel, Vienna, Paris, Luxembourg, and Zurich stock exchanges.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          43.34 January       51.25 January       40.06 January      55.06 January       60.35 January       49.97
February         43.25 February      54.31 February      43.88 February     52.75 February      58.33 February      51.37
March            43.75 March         56.81 March         52.00 March        57.81 March         55.44
April            45.06 April         56.50 April         58.69 April        57.38 April         59.53
May              48.81 May           56.13 May           56.56 May          62.44 May           60.98
June             54.38 June          54.81 June          60.25 June         61.56 June          58.27
July             55.94 July          51.00 July          61.00 July         58.25 July          58.00
August           50.75 August        40.00 August        61.88 August       61.19 August        56.63
September        55.50 September     47.63 September     59.06 September    59.94 September     50.25
October          52.69 October       49.31 October       59.94 October      59.38 October       50.51
November         52.69 November      46.94 November      58.00 November     59.69 November      48.34
December         54.19 December      47.88 December      60.56 December     60.56 December      49.02

          The closing price on March 6, 2002 was $53.39.

                         RYANAIR HOLDINGS P.L.C. (RYAAY)

          Ryanair Holdings p.l.c. is a low-fares airline offering routes to various destinations throughout the British Isles and Continental Europe. The Company's principal business is a low-fare route between Dublin, Ireland, and London, England's Gatwick Airport. American depositary receipts evidencing American depositary shares of Ryanair are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Ryanair also trade on the Irish Stock Exchange and London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January       12.38 January       17.13 January      34.06 January       57.44 January     32.25
February          *    February      18.50 February      18.94 February     34.00 February      56.50 February    51.92
March             *    March         18.50 March         20.38 March        45.88 March         44.50
April             *    April         19.19 April         22.38 April        40.75 April         51.60
May              12.38 May           17.56 May           22.00 May          40.50 May           53.90
June             13.56 June          17.81 June          26.50 June         36.50 June          51.95
July             14.13 July          19.50 July          26.00 July         42.13 July          54.61
August           13.75 August        14.75 August        22.94 August       36.75 August        50.55
September        15.02 September     17.13 September     22.94 September    38.50 September     40.97
October          12.50 October       14.69 October       20.63 October      40.31 October       46.74
November         13.38 November      13.63 November      24.94 November     48.50 November      58.00
December         12.56 December      18.88 December      27.56 December     55.69 December      32.05

          The closing price on March 6, 2002 was $33.50.

                                  SAP AG (SAP)

          SAP AG develops and markets software that integrates the way businesses interact internally and with third parties. SAP software enables companies of all sizes and industries to fully interact with their employees, customers and partners. Specifically, SAP software is designed to optimize supply chains, manage strategic relationships, reduce time to market and share information. SAP's preference shares, which are included in the Europe 2001 HOLDRS, are listed on the New York Stock Exchange through American depositary receipts and also trade on the Frankfurt Stock Exchange and the Swiss Stock Exchange. SAP preference shares have limited voting rights and holders of the preference shares may vote only on matters affecting their rights in the preference shares.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          12.51 January       30.24 January       33.94 January      65.19 January       47.64 January     35.06
February         12.85 February      34.31 February      32.00 February     71.31 February      38.69 February    34.17
March            14.27 March         35.41 March         26.31 March        59.75 March         28.99
April            15.33 April         41.52 April         31.38 April        49.13 April         40.30
May              15.18 May           46.23 May           33.56 May          42.88 May           35.11
June             17.29 June          56.50 June          34.63 June         46.94 June          35.09
July             20.21 July          61.37 July          31.69 July         55.75 July          36.08
August           19.10 August        41.88 August        33.00 August       64.19 August        34.49
September        22.25 September     38.94 September     37.75 September    61.50 September     25.92
October          24.84 October       42.06 October       36.56 October      51.00 October       25.70
November         25.63 November      42.31 November      33.56 November     33.25 November      31.03
December         27.25 December      36.06 December      52.06 December     33.69 December      31.93

          The closing price on March 6, 2002 was $36.69.

                           SCOTTISH POWER P.L.C. (SPI)

          Scottish Power p.l.c. is involved in the generation, transmission and distribution of electricity to residential, commercial and industrial customers in the United Kingdom and the northwest United States. In Great Britain, Scottish Power also provides gas supply services, water and wastewater services and telecommunications services and retails electrical, gas and home entertainment appliances. American depositary receipts evidencing American depositary shares of Scottish Power are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Scottish Power also trade on the London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          24.01 January       35.00 January       42.25 January      27.69 January       25.94 January       24.17
February         22.91 February      34.38 February      37.56 February     30.06 February      27.50 February      23.87
March            23.22 March         37.94 March         35.19 March        31.69 March         26.22
April            24.21 April         36.50 April         33.50 April        31.94 April         25.20
May              25.13 May           36.50 May           35.38 May          32.06 May           28.95
June             26.03 June          35.25 June          35.00 June         33.44 June          29.20
July             28.23 July          38.75 July          33.63 July         33.13 July          28.00
August           28.22 August        39.13 August        36.81 August       30.13 August        28.35
September        31.00 September     39.75 September     36.31 September    30.06 September     23.70
October          30.75 October       40.00 October       36.81 October      30.19 October       22.60
November         33.00 November      42.88 November      34.94 November     29.38 November      22.30
December         35.63 December      41.31 December      28.00 December     30.31 December      21.70

          The closing price on March 6, 2002 was $23.23.

                                SERONO S.A. (SRA)

          Serono S.A. is a biotechnology company that focuses on research and development and manufacturing and marketing of drugs in the reproductive health, neurology, metabolism and growth areas. The company operates globally and has entered into exclusive agreements with biotechnology companies in Britain and the United States related to research, development, commercialization and delivery of Serono products. American depositary receipts evidencing American depositary shares of Serono are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Serono also trade on the Swiss Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January       *    January       19.64 January       20.10
February          *    February       *    February       *    February      *    February      20.32 February      18.75
March             *    March          *    March          *    March         *    March         20.20
April             *    April          *    April          *    April         *    April         20.60
May               *    May            *    May            *    May           *    May           22.90
June              *    June           *    June           *    June          *    June          24.95
July              *    July           *    July           *    July         27.00 July          23.61
August            *    August         *    August         *    August       28.63 August        23.20
September         *    September      *    September      *    September    30.25 September     18.98
October           *    October        *    October        *    October      22.63 October       19.14
November          *    November       *    November       *    November     21.38 November      21.11
December          *    December       *    December       *    December     23.94 December      22.19

          The closing price on March 6, 2002 was $19.64.

                   SHIRE PHARMACEUTICALS GROUP P.L.C. (SHPGY)

          Shire Pharmaceuticals Group p.l.c. is an international pharmaceutical company focused on the development, manufacture and marketing of pharmaceutical products in four therapeutic areas: central nervous system disorders, metabolic diseases, cancer and gastrointestinal disorders. American depositary receipts evidencing American depositary shares of Shire are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Shire also trade on the London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January       21.13 January      40.69 January       56.59 January       34.90
February          *    February       *    February      20.50 February     48.00 February      53.44 February      23.78
March             *    March         21.44 March         22.81 March        51.25 March         43.75
April             *    April         22.50 April         21.63 April        40.25 April         49.90
May               *    May           19.50 May           23.75 May          43.63 May           49.59
June              *    June          21.38 June          26.00 June         51.88 June          55.50
July              *    July          24.00 July          25.38 July         54.75 July          50.14
August            *    August        18.75 August        25.00 August       56.50 August        43.42
September         *    September     21.88 September     28.81 September    51.63 September     40.30
October           *    October       21.75 October       31.75 October      62.88 October       44.70
November          *    November      22.00 November      30.69 November     45.63 November      35.90
December          *    December      20.25 December      29.13 December     46.06 December      36.60

          The closing price on March 6, 2002 was $22.61.

                            SMARTFORCE P.L.C. (SMTF)

          Smartforce p.l.c. provides an interactive software platform for business education and training of employees in businesses and organizations in areas, including information technology, business skills, interpersonal skills and project management. Smartforce generates revenue principally from software license agreements covering licenses of their courses to companies for a period of one or more years. American depositary receipts evidencing American depositary shares of Smartforce are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          31.88 January       45.44 January       17.88 January      34.00 January       40.11 January       17.46
February         27.25 February      45.75 February      15.94 February     44.06 February      36.44 February      13.75
March            24.94 March         51.75 March         11.44 March        45.88 March         22.19
April            24.31 April         50.88 April         15.50 April        47.75 April         35.99
May              27.25 May           49.75 May           15.25 May          42.06 May           28.00
June             31.56 June          53.50 June          16.50 June         48.00 June          35.23
July             33.13 July          58.00 July          28.00 July         44.25 July          38.72
August           32.50 August        47.00 August        21.00 August       52.00 August        29.01
September        40.13 September     13.50 September     24.63 September    47.38 September     16.36
October          38.38 October       11.94 October       20.63 October      50.33 October       16.46
November         35.31 November      10.50 November      24.50 November     32.06 November      22.29
December         41.06 December      14.88 December      33.50 December     37.56 December      24.75

          The closing price on March 6, 2002 was $16.87.

                           SONERA GROUP P.L.C. (SNRA)

          Sonera Group p.l.c. provides telecommunication services to residential and business customers, primarily in Finland. Sonera's major lines of business include mobile communications and services, media communications and new services, and fixed network voice and data services. American depositary receipts representing American depositary shares of Sonera are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Sonera also trade on the Helsinki Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January      69.25 January       20.44 January        4.70
February          *    February       *    February       *    February     78.50 February      11.00 February       4.52
March             *    March          *    March          *    March        66.38 March          7.53
April             *    April          *    April          *    April        54.50 April         10.80
May               *    May            *    May            *    May          50.44 May            8.60
June              *    June           *    June           *    June         46.00 June           7.80
July              *    July           *    July           *    July         39.69 July           6.29
August            *    August         *    August         *    August       33.81 August         4.12
September         *    September      *    September      *    September    25.25 September      2.80
October           *    October        *    October       31.00 October      22.38 October        5.57
November          *    November       *    November      40.13 November     18.63 November       5.46
December          *    December       *    December      69.25 December     17.38 December       4.86

          The closing price on March 6, 2002 was $4.84.

                          STMICROELECTRONICS N.V. (STM)

          STMicroelectronics N.V. designs, develops, manufactures and markets a broad range of semiconductor integrated circuits and devices used in a wide variety of microelectronic applications, including telecommunications systems, computer systems, consumer products, automotive products and industrial automation and control systems. New York registered shares of STMicroelectronics, included in the Europe 2001 HOLDRS, are traded on the New York Stock Exchange. Shares of STMicroelectronics also trade on the Paris and Italian stock exchanges and are also quoted on SEAQ International.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          11.79 January       11.32 January       17.42 January      56.13 January       47.22 January       31.31
February         11.00 February      12.69 February      14.56 February     66.67 February      31.40 February      29.46
March            11.00 March         12.93 March         16.19 March        62.40 March         34.17
April            13.06 April         14.08 April         17.00 April        63.23 April         40.45
May              13.92 May           12.90 May           19.35 May          60.06 May           35.55
June             13.33 June          11.65 June          23.10 June         64.19 June          33.49
July             15.23 July          10.60 July          23.50 July         56.94 July          31.84
August           15.48 August         8.70 August        22.35 August       61.69 August        30.73
September        15.65 September      7.49 September     24.69 September    47.63 September     21.49
October          11.88 October       10.14 October       30.29 October      51.94 October       27.97
November         11.70 November      11.19 November      41.69 November     40.75 November      33.65
December         10.18 December      13.01 December      50.48 December     42.81 December      31.67

          The closing price on March 6, 2002 was $33.86.

                              TELEFONICA S.A. (TEF)

          Telefonica, S.A. is a supplier of telecommunications services in Spain, Portugal and Latin America. Telefonica provides services in the areas of fixed telephony, mobile telephony, business services, internet content, audiovisual media content, sale and marketing of directories and guides, customer relationship management and e-commerce. American depositary receipts evidencing American depositary shares of Telefonica are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Telefonica also trade on the London, Paris, Frankfurt, Tokyo, Buenos Aires, Sao Paulo and Lima stock exchanges.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January         20.72  January      28.89  January      41.73  January     71.62  January      55.02  January       35.52
February        20.39  February     30.63  February     41.52  February    81.70  February     48.78  February      35.09
March           21.24  March        39.15  March        38.56  March       70.09  March        46.95
April           22.79  April        36.98  April        42.92  April       62.43  April        49.28
May             25.86  May          39.81  May          44.42  May         57.37  May          43.52
June            25.53  June         41.16  June         45.31  June        60.37  June         36.52
July            23.39  July         43.06  July         44.11  July        59.66  July         35.59
August          23.02  August       32.30  August       44.52  August      54.00  August       34.56
September       27.86  September    31.95  September    44.34  September   56.02  September    33.28
October         24.35  October      40.53  October      46.14  October     54.59  October      34.78
November        25.61  November     41.75  November     58.55  November    44.58  November     39.13
December        26.95  December     40.88  December     74.27  December    47.11  December     39.30

          The closing price on March 6, 2002 was $37.16.

                           TERRA NETWORKS, S.A. (TRLY)

          Terra Networks, S.A. is a global Internet network operating in 43 countries in 20 languages. Terra Lycos has operations in the United States, Canada, Europe, Asia and Latin America. Terra Networks provides Internet access and local-language interactive content and services to residential and small office/home office customers in the Spanish- and Portuguese-speaking world. American depositary receipts evidencing American depositary shares of Terra Networks are included in the Europe 2001 HOLDRS and are traded through the Nasdaq National Market System. Shares of Terra Networks also trade on the Madrid Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January      87.81   January       16.31 January     8.07
February          *    February       *    February       *    February    129.63   February      11.44 February    7.27
March             *    March          *    March          *    March        78.50   March          9.22
April             *    April          *    April          *    April        62.50   April          8.79
May               *    May            *    May            *    May          43.63   May            7.95
June              *    June           *    June           *    June         36.47   June           7.61
July              *    July           *    July           *    July         38.19   July           6.77
August            *    August         *    August         *    August       40.13   August         7.03
September         *    September      *    September      *    September    36.75   September      5.09
October           *    October        *    October        *    October      24.19   October        6.34
November          *    November       *    November      33.75 November     14.00   November       8.35
December          *    December       *    December      54.75 December     10.56   December       7.87

          The closing price on March 6, 2002 was $7.61.

                            TOTAL FINA ELF S.A. (TOT)

          Total Fina Elf S.A. is an international oil and gas company. Total Fina is involved in many aspects of the petroleum industry, including oil and gas exploration, development and production, refining and marketing and trading and shipping of crude oil and petroleum products. Total Fina also produces petrochemicals and specialty chemical products for industrial and consumer use. In addition, Total Fina is involved in the coal mining, nuclear power, cogeneration and electricity sectors. American depositary receipts evidencing American depositary shares of Total Fina are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Total Fina also trade on the Paris Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          43.13 January       51.88 January       51.25 January      62.25 January       73.50 January       70.36
February         39.63 February      55.00 February      51.63 February     67.13 February      70.51 February      73.55
March            42.38 March         60.06 March         61.00 March        73.63 March         67.95 March
April            41.63 April         58.75 April         68.00 April        75.63 April         74.90 April
May              45.63 May           62.31 May           60.81 May          78.94 May           73.74 May
June             50.63 June          65.38 June          64.44 June         76.81 June          70.20 June
July             50.44 July          57.19 July          63.63 July         73.56 July          70.88 July
August           47.38 August        48.06 August        65.04 August       74.50 August        73.85 August
September        57.31 September     62.81 September     63.44 September    73.44 September     67.55 September
October          55.50 October       58.50 October       66.69 October      71.63 October       69.74 October
November         52.56 November      61.13 November      66.13 November     70.63 November      64.09 November
December         55.75 December      49.75 December      69.25 December     72.69 December      70.24 December

          The closing price on March 6, 2002 was $74.81.


                                  UBS AG (UBS)

          UBS AG is a global investment banking services firm that offers investment, trading and risk management services. UBS's clients include international corporations, small and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. Global shares of UBS, included in the Europe 2001 HOLDRS, are traded on the New York Stock Exchange. Shares of UBS also trade on the Zurich Stock Exchange and the Tokyo Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January      *      January      58.89 January      45.50
February          *    February       *    February       *    February     *      February     53.20 February     46.44
March             *    March          *    March          *    March        *      March        48.00
April             *    April          *    April          *    April        *      April        50.59
May               *    May            *    May            *    May          45.08  May          49.95
June              *    June           *    June           *    June         49.00  June         47.34
July              *    July           *    July           *    July         48.00  July         45.15
August            *    August         *    August         *    August       48.73  August       48.82
September         *    September      *    September      *    September    45.16  September    46.15
October           *    October        *    October        *    October      46.67  October      46.37
November          *    November       *    November       *    November     45.75  November     49.86
December          *    December       *    December       *    December     54.47  December     50.00


          The closing price on March 6, 2002 was 49.21.

                               UNILEVER N.V. (UN)

          Unilever N.V. is an international supplier of consumer goods in the food, home and personal care product categories. Unilever products include culinary, frozen food, deodorant, hair care, laundry, cooking, skin and oral care and fragrance products sold under such brand names as Ponds, Dove, Lipton and Magnum. New York registered shares of Unilever, included in the Europe 2001 HOLDRS, trade on the New York Stock Exchange. Shares of Unilever also trade on the Amsterdam, London, Belgium, France, Germany, Luxembourg and Swiss stock exchanges.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          41.13 January       57.06 January       76.50 January      46.25 January       56.56 January       56.34
February         47.63 February      64.56 February      72.44 February     45.50 February      55.90 February      58.28
March            46.56 March         68.63 March         66.44 March        48.13 March         52.64
April            49.06 April         74.63 April         64.94 April        45.56 April         56.12
May              48.44 May           78.94 May           65.31 May          50.81 May           55.59
June             54.50 June          78.94 June          69.75 June         43.00 June          59.57
July             54.50 July          69.75 July          69.88 July         44.25 July          59.95
August           50.31 August        63.50 August        68.88 August       47.25 August        61.09
September        53.16 September     61.25 September     68.13 September    48.25 September     54.02
October          53.38 October       75.25 October       66.69 October      50.81 October       51.98
November         58.06 November      77.75 November      54.44 November     62.06 November      56.90
December         62.44 December      82.94 December      54.44 December     62.94 December      57.61

          The closing price on March 6, 2002 was $58.78.

                  UNITED PAN-EUROPE COMMUNICATIONS N.V. (UPCOY)

          United Pan-Europe Communications N.V. owns and operates broadband communications networks in 17 countries in Europe and also in Israel. United Pan-Europe provides communications services in Europe through its cable television, telephony, Internet/data services, direct-to-home and media business lines. American depositary receipts evidencing American depositary shares of United Pan-Europe are included in the Europe 2001 HOLDRS and trade through the Nasdaq National Market System. Shares of United Pan-Europe also trade on the Amsterdam Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January           *    January        *    January        *    January      42.50 January       12.38 January        0.35
February          *    February       *    February      12.60 February     66.21 February      10.25 February       0.19
March             *    March          *    March         12.75 March        49.56 March          6.44
April             *    April          *    April         16.98 April        36.56 April          6.44
May               *    May            *    May           20.54 May          25.63 May            4.80
June              *    June           *    June          18.42 June         27.00 June           2.52
July              *    July           *    July          21.33 July         25.63 July           1.28
August            *    August         *    August        20.25 August       24.00 August         0.39
September         *    September      *    September     20.33 September    19.44 September      0.28
October           *    October        *    October       25.83 October      18.25 October        0.55
November          *    November       *    November      32.25 November     11.75 November       0.39
December          *    December       *    December      42.50 December     10.50 December       0.52

          The closing price on March 6, 2002 was $0.15.

                              VIVENDI UNIVERSAL (V)

          Vivendi Universal is an international media, communications and environmental services company. Vivendi Universal's media and communications operations are involved in the television, film, publishing, music, Internet and telecommunications industries. Vivendi Universal also offers a variety of environmental services, including water treatment and systems operation, waste management, energy and transportation services to public authorities and industrial, commercial and residential customers. American depositary receipts evidencing American depositary shares of Vivendi Universal are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Vivendi Universal also trade on the Paris and Toronto stock exchanges.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January        42.92   January      48.32  January     96.67  January     102.70    January       74.85 January      42.63
February       46.45   February     52.92  February    87.30  February    117.45    February      63.20 February     38.70
March          44.58   March        54.11  March       81.25  March       115.30    March         60.65
April          46.45   April        61.91  April       77.97  April        99.09    April         68.01
May            40.83   May          67.70  May         74.38  May         106.66    May           63.80
June           42.73   June         71.25  June        81.88  June         88.60    June          58.00
July           42.11   July         73.13  July        78.75  July         79.84    July          58.50
August         37.23   August       65.00  August      76.25  August       81.75    August        54.71
September      39.80   September    66.45  September   70.63  September    74.06    September     46.35
October        38.95   October      75.63  October     75.70  October      72.81    October       46.63
November       44.17   November     75.58  November    80.00  November     61.88    November      50.65
December       46.52   December     85.42  December    91.25  December     65.31    December      53.79

          The closing price on March 6, 2002 was $42.92.

                           VODAFONE GROUP P.L.C. (VOD)

          Vodafone Group p.l.c. provides international wireless telecommunications services through its subsidiaries, joint ventures and associated undertakings. Vodafone Group sells and rents cellular telephone equipment, provides messaging and data transmission facilities, and access to information services. Vodafone's principal business is the operation of digital and analog wireless telephone networks in the United Kingdom. Vodafone also has investments in several international telecommunications operations. Service on Vodafone networks is generally sold by third-party service providers or retailers who also sell or rent cellular telephone equipment. American depositary receipts evidencing American depositary shares of Vodafone are included in the Europe 2001 HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.

               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January          8.60 January       15.05 January      39.05  January     56.00  January     34.97   January     21.70
February         9.50 February      17.70 February     36.44  February    57.69  February    27.31   February    19.00
March            8.83 March         20.78 March        37.55  March       55.56  March       27.15
April            8.85 April         21.99 April        35.91  April       47.00  April       30.28
May              8.93 May           21.98 May          38.28  May         45.81  May         25.89
June             9.69 June          25.21 June         39.40  June        41.44  June        29.35
July            10.10 July          27.30 July         42.10  July        43.13  July        21.55
August          10.19 August        25.13 August       40.11  August      40.94  August      20.15
September       10.75 September     22.68 September    47.55  September   37.00  September   21.96
October         10.98 October       26.93 October      47.63  October     42.56  October     23.12
November        13.20 November      29.54 November     47.19  November    34.38  November    25.34
December        14.53 December      32.23 December     49.50  December    35.81  December    25.68

          The closing price on March 6, 2002 was $20.46.

                            WPP GROUP P.L.C. (WPPGY)

          WPP Group p.l.c. is an international communication services organization that provides advertising, media investment management, information and consultancy, public relations and public affairs, branding and identity, healthcare and specialist communications. American depositary receipts evidencing American depositary shares of WPP Group are included in the Europe 2001 HOLDRS and traded through the Nasdaq National Market System. Shares of WPP Group also trade on the London International Stock Exchange.



               Closing            Closing             Closing            Closing             Closing             Closing
    1997       Price     1998     Price      1999     Price     2000     Price      2001     Price      2002     Price
January         19.56 January       21.75 January      37.41 January     81.00 January      63.69 January      49.90
February        21.50 February      26.81 February     39.81 February    99.00 February     59.00 February     52.81
March           20.38 March         29.00 March        43.25 March       86.75 March        53.69
April           20.44 April         32.19 April        43.88 April       77.38 April        59.90
May             19.69 May           32.00 May          40.81 May         60.56 May          54.14
June            20.38 June          33.63 June         42.88 June        72.63 June         50.25
July            20.56 July          33.69 July         44.75 July        69.00 July         52.26
August          23.00 August        27.19 August       46.97 August      70.63 August       49.47
September       22.94 September     22.81 September    46.50 September   59.31 September    36.87
October         23.06 October       24.88 October      54.94 October     66.88 October      44.40
November        22.66 November      27.75 November     72.50 November    53.44 November     49.28
December        22.56 December      30.88 December     83.13 December    62.81 December     53.90

         The closing price on March 6, 2002 was $57.17.

================================================================================







================================================================================


                       [LOGO OF HOLDRS] Europe 2001 HOLDRs
                       HOLding Company Depositary Receipts

                        1,000,000,000 Depositary Receipts

                           Europe 2001 HOLDRS(SM) Trust

                       -----------------------------------

                                   PROSPECTUS

                       -----------------------------------

                                March 12, 2002


================================================================================





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

          Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

          The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.  Exhibits.

          See Exhibit Index.


Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on March 11, 2002.


                                           Merrill Lynch, Pierce, Fenner & Smith
                                                   Incorporated


                                           By:                     *
                                              --------------------------------
                                              Name:  John J. Fosina
                                              Title:  Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on March 11, 2002.

                 Signature                              Title

                     *                        Chief Executive Officer,
----------------------------------------
             E. Stanley O'Neal                Chairman of the Board and Director


                     *                        Director
----------------------------------------
            George A. Schieren


                     *                        Director
----------------------------------------
             Thomas H. Patrick


                     *                        Chief Financial Officer
----------------------------------------
              John J. Fosina


                     *                        Controller
----------------------------------------
             Dominic A. Carone


*By: /s/ MITCHELL M. COX                      Attorney-in-Fact
     -----------------------------------
             Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 3 to the Standard Terms for Depositary Trust Agreements, filed on December 4, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

  *5.1 Opinion of Shearman & Sterling regarding the validity of the Europe 2001 HOLDRS Receipts, filed on December 4, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on December 4, 2000 as an exhibit to amendment no. 1 to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on August 22, 2000 as an exhibit to the registration statement filed on Form S-1 for Europe 2001 HOLDRS.

   24.2 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

------------------

* Previously filed.